VOLUNTARY INVESTMENT PLAN
                               OF
                 PHILLIPS-VAN HEUSEN CORPORATION

                     CRYSTAL BRANDS DIVISION



      As Amended and Restated Effective as of July 1, 1995


                        TABLE OF CONTENTS

                                                             Page


ARTICLE I  Definitions . . . . . . . . . . . . . . . . . . . .  3

1.01  Account. . . . . . . . . . . . . . . . . . . . . . . . .  3
1.02  Account Balance Transfer Election. . . . . . . . . . . .  4
1.03  Additional Contribution. . . . . . . . . . . . . . . . .  4
1.04  Adjusted Maximum Before Tax Percentage . . . . . . . . .  4
1.05  Adjusted Maximum Contribution Percentage . . . . . . . .  4
1.06  Adjusted Non-Forfeited Amount. . . . . . . . . . . . . .  4
1.07  Affiliated Corporation . . . . . . . . . . . . . . . . .  5
1.08  After Tax Account. . . . . . . . . . . . . . . . . . . .  5
1.09  After Tax Contribution . . . . . . . . . . . . . . . . .  5
1.10  Amendment Date . . . . . . . . . . . . . . . . . . . . .  5
1.11  Anniversary Date . . . . . . . . . . . . . . . . . . . .  6
1.12  Annuity Benefit Amount . . . . . . . . . . . . . . . . .  6
1.13  Associate. . . . . . . . . . . . . . . . . . . . . . . .  6
1.14  Before Tax Account . . . . . . . . . . . . . . . . . . .  6
1.15  Before Tax Contribution. . . . . . . . . . . . . . . . .  7
1.16  Before Tax Percentage. . . . . . . . . . . . . . . . . .  7
1.17  Beneficiaries. . . . . . . . . . . . . . . . . . . . . .  7
1.18  Board. . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.19  Break Year . . . . . . . . . . . . . . . . . . . . . . .  8
1.20  Business Day . . . . . . . . . . . . . . . . . . . . . .  9
1.21  Change in Control. . . . . . . . . . . . . . . . . . . .  9
1.22  Code . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.23  Committee. . . . . . . . . . . . . . . . . . . . . . . . 10
1.24  Compensation . . . . . . . . . . . . . . . . . . . . . . 11
1.25  Contribution Limit . . . . . . . . . . . . . . . . . . . 11
1.26  Contribution Percentage. . . . . . . . . . . . . . . . . 12
1.27  Credited Employment Year . . . . . . . . . . . . . . . . 12
1.28  Credited Vesting Year. . . . . . . . . . . . . . . . . . 12
1.29  Domestic Relations Order . . . . . . . . . . . . . . . . 13
1.30  Eligible Associate . . . . . . . . . . . . . . . . . . . 13

1.31  Eligible Payor Plan. . . . . . . . . . . . . . . . . . . 14
1.32  Eligible Receptacle Plan . . . . . . . . . . . . . . . . 14
1.33  Eligible Rollout Distribution. . . . . . . . . . . . . . 14
1.34  Eligible Rollover Distribution . . . . . . . . . . . . . 15
1.35  Employer . . . . . . . . . . . . . . . . . . . . . . . . 15
1.36  Employment Year. . . . . . . . . . . . . . . . . . . . . 15
1.37  Entry Date . . . . . . . . . . . . . . . . . . . . . . . 16
1.38  Exchange Act . . . . . . . . . . . . . . . . . . . . . . 16
1.39  Fixed Income Fund. . . . . . . . . . . . . . . . . . . . 16
1.40  Former Participant . . . . . . . . . . . . . . . . . . . 16
1.41  Fund . . . . . . . . . . . . . . . . . . . . . . . . . . 17
1.42  Highly Compensated Associate . . . . . . . . . . . . . . 17
1.43  Highly Compensated Participant . . . . . . . . . . . . . 17
1.44  Holding Account. . . . . . . . . . . . . . . . . . . . . 17
1.45  Hour of Service. . . . . . . . . . . . . . . . . . . . . 17
1.46  Initial Payment Date . . . . . . . . . . . . . . . . . . 19
1.47  Investment Election. . . . . . . . . . . . . . . . . . . 20
1.48  Key Associate. . . . . . . . . . . . . . . . . . . . . . 21
1.49  Limitation Compensation. . . . . . . . . . . . . . . . . 21
1.50  Matching Contribution. . . . . . . . . . . . . . . . . . 21
1.51  Matching Contribution. . . . . . . . . . . . . . . . . . 21
1.52  Maternity/Paternity Leave of Absence . . . . . . . . . . 22
1.53  Maximum Before Tax Percentage. . . . . . . . . . . . . . 22
1.54  Maximum Contribution Percentage. . . . . . . . . . . . . 22
1.55  Non-Transferable Account . . . . . . . . . . . . . . . . 24
1.56  Non-Vested Percentage. . . . . . . . . . . . . . . . . . 24
1.57  Normal Retirement Date . . . . . . . . . . . . . . . . . 24
1.58  Original Payee . . . . . . . . . . . . . . . . . . . . . 24
1.59  Originating Participant. . . . . . . . . . . . . . . . . 24
1.60  Palm Beach Retirement Contributions Account. . . . . . . 25
1.61  Participant. . . . . . . . . . . . . . . . . . . . . . . 25
1.62  Payroll Authorization. . . . . . . . . . . . . . . . . . 25
1.63  Payroll Contribution . . . . . . . . . . . . . . . . . . 25
1.64  Pension Act. . . . . . . . . . . . . . . . . . . . . . . 25
1.65  Permanent Disability . . . . . . . . . . . . . . . . . . 25
1.66  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . 26
1.67  Pre-Amendment Plan . . . . . . . . . . . . . . . . . . . 26
1.68  Predecessor Employer . . . . . . . . . . . . . . . . . . 26
1.69  Prior Valuation Date . . . . . . . . . . . . . . . . . . 26
1.70  Prohibited Plan. . . . . . . . . . . . . . . . . . . . . 26
1.71  PVH Common Stock . . . . . . . . . . . . . . . . . . . . 27
1.72  PVH Fund . . . . . . . . . . . . . . . . . . . . . . . . 27
1.73  QDRO Payee . . . . . . . . . . . . . . . . . . . . . . . 27
1.74  Qualified Domestic Relations Order . . . . . . . . . . . 27
1.75  Qualifying Vesting Break . . . . . . . . . . . . . . . . 27
1.76  Related Associate. . . . . . . . . . . . . . . . . . . . 27
1.77  Related Defined Benefit Plan . . . . . . . . . . . . . . 28
1.78  Related Defined Contribution Plan. . . . . . . . . . . . 28
1.79  Required Beginning Date. . . . . . . . . . . . . . . . . 28
1.80  Rollover Account . . . . . . . . . . . . . . . . . . . . 28
1.81  Rollover Contribution. . . . . . . . . . . . . . . . . . 29
1.82  Secretary's Limitation Amount. . . . . . . . . . . . . . 29
1.83  Section 415 Affiliate. . . . . . . . . . . . . . . . . . 29

1.84  Section 16(b) Participant. . . . . . . . . . . . . . . . 29
1.85  Spouse . . . . . . . . . . . . . . . . . . . . . . . . . 29
1.86  Stock Payment Election . . . . . . . . . . . . . . . . . 30
1.87  Suspense Account . . . . . . . . . . . . . . . . . . . . 30
1.88  Suspense Vested Portion. . . . . . . . . . . . . . . . . 30
1.89  Taxable Year . . . . . . . . . . . . . . . . . . . . . . 31
1.90  Termination Date . . . . . . . . . . . . . . . . . . . . 31
1.91  Top Heavy Contribution . . . . . . . . . . . . . . . . . 31
1.92  Top Heavy Year . . . . . . . . . . . . . . . . . . . . . 31
1.93  Trust. . . . . . . . . . . . . . . . . . . . . . . . . . 32
1.94  Trust Agreement. . . . . . . . . . . . . . . . . . . . . 32
1.95  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 32
1.96  Trust Fund . . . . . . . . . . . . . . . . . . . . . . . 33
1.97  Valuation Date . . . . . . . . . . . . . . . . . . . . . 33
1.98  Value. . . . . . . . . . . . . . . . . . . . . . . . . . 33
1.99  Vested Account . . . . . . . . . . . . . . . . . . . . . 33
1.100  Vested Percentage . . . . . . . . . . . . . . . . . . . 33
1.101  Withdrawal. . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE II  Eligibility; Participation . . . . . . . . . . . . 34

2.01  Pre-Amendment Date Participants. . . . . . . . . . . . . 34
2.02  General Participation Rule.  . . . . . . . . . . . . . . 35
2.03  Participation Rule with Respect to Transferred and
      Rehired Associates.. . . . . . . . . . . . . . . . . . . 35
2.04  Election to Participate. . . . . . . . . . . . . . . . . 36

ARTICLE III  Payroll Authorizations; Payroll Contributions . . 36

3.01  (a) Initial Payroll Authorization.   . . . . . . . . . . 36
      (b)  Amendments of Payroll Authorization . . . . . . . . 37
      (c)  Suspensions of Payroll Authorization. . . . . . . . 38
      (d)  Limitations on Contributions. . . . . . . . . . . . 39
3.02  Withholding and Payment of Payroll Contributions to
      Trustee; Credits to Accounts . . . . . . . . . . . . . . 39
3.03  Additional Contributions . . . . . . . . . . . . . . . . 40
3.04  Distribution of Excess Before Tax Contributions. . . . . 41

ARTICLE IV  Employers' Contributions . . . . . . . . . . . . . 43

4.01  Employers' Obligation to Make Matching Contributions . . 43
4.02  Credit of Matching Contributions to Accounts . . . . . . 43
4.03  Employers' Obligation to Make Top Heavy Contributions. . 44
4.04  Credit of Top Heavy Contributions to Accounts. . . . . . 45

ARTICLE V  Testing and Limitation. . . . . . . . . . . . . . . 45

5.01  Aggregate Limitation . . . . . . . . . . . . . . . . . . 45
5.02  Section 401(k) Limitation. . . . . . . . . . . . . . . . 47
5.03  Determination of Allocable Gains and Losses. . . . . . . 48
5.04  Ordering Rules with Respect to the Application of
      Limitation and Testing Provisions. . . . . . . . . . . . 49
5.05  Section 415(c) Limitations . . . . . . . . . . . . . . . 50

5.06  Mistake in Fact. . . . . . . . . . . . . . . . . . . . . 51

ARTICLE VI  Rollovers; Transfers . . . . . . . . . . . . . . . 51

6.01  Rollover Contributions . . . . . . . . . . . . . . . . . 51
6.02  Plan to Plan Transfers . . . . . . . . . . . . . . . . . 52
6.03  Credit of Rollover Contributions to Accounts . . . . . . 53
6.04  Committee Requirement With Respect to Rollovers. . . . . 53
6.05  Participation. . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE VII  Accounts; Domestic Relations Orders; Credits
             and Charges . . . . . . . . . . . . . . . . . . . 53

7.01  Matching Contribution Accounts . . . . . . . . . . . . . 53
7.02  After Tax Accounts . . . . . . . . . . . . . . . . . . . 54
7.03  Before Tax Accounts. . . . . . . . . . . . . . . . . . . 54
7.04  Suspense Account . . . . . . . . . . . . . . . . . . . . 54
7.05  Vested Accounts. . . . . . . . . . . . . . . . . . . . . 55
7.06  Rollover Accounts. . . . . . . . . . . . . . . . . . . . 55
7.07  Palm Beach Retirement Contributions Accounts . . . . . . 56
7.08  Holding Account. . . . . . . . . . . . . . . . . . . . . 56
7.09  Segregated Accounts with Respect to Qualified Domestic
      Relations Orders.  . . . . . . . . . . . . . . . . . . . 56
7.10  Account Credits and Charges Resulting from Qualified
      Domestic Relations Order; Segregated Accounts. . . . . . 57
7.11  Effect of Qualified Domestic Relations Orders. . . . . . 58
7.12  General Account Credits and Charges. . . . . . . . . . . 59

ARTICLE VIII  Trust Fund; General. . . . . . . . . . . . . . . 59

8.01  Funds. . . . . . . . . . . . . . . . . . . . . . . . . . 59
8.02  Trust Requirement. . . . . . . . . . . . . . . . . . . . 60
8.03  Allocation of Gains and Losses . . . . . . . . . . . . . 60
8.04  Spendthrift Provisions . . . . . . . . . . . . . . . . . 61
8.05  Pass Through Voting. . . . . . . . . . . . . . . . . . . 62
8.06  Procedure With Respect to Tender Offer . . . . . . . . . 64

ARTICLE IX  Investment Elections; Account Balance Transfers. . 68

9.01  Investment Elections . . . . . . . . . . . . . . . . . . 68
9.02  Account Balance Transfers. . . . . . . . . . . . . . . . 68
      (a) General Rule . . . . . . . . . . . . . . . . . . . . 68
      (b)  Special Rule for Non-Transferable Accounts. . . . . 70
      (c)  Special Rule for Matching Contribution Accounts . . 71
9.03.  Loans . . . . . . . . . . . . . . . . . . . . . . . . . 72

ARTICLE X  Termination of Participation; Withdrawals;
           Determination and Payment of Benefits . . . . . . . 76

10.01  Termination of Participation. . . . . . . . . . . . . . 76
10.02  Withdrawal of After Tax Contributions . . . . . . . . . 77
10.03  Withdrawal of Vested Matching Contributions . . . . . . 77
10.04  Withdrawal of Before Tax Contributions. . . . . . . . . 78

10.05  Prohibitions Resulting from Withdrawal. . . . . . . . . 82
10.06  Limited Guarantee . . . . . . . . . . . . . . . . . . . 83
10.07  Disposition of Matching Contribution Accounts . . . . . 84
10.08  Disposition of Suspense Accounts. . . . . . . . . . . . 85
10.09  Payment of Benefits . . . . . . . . . . . . . . . . . . 87
10.10  Election of Stock Payment . . . . . . . . . . . . . . . 88
10.11  Required Distribution . . . . . . . . . . . . . . . . . 89
10.12  Age 59-1/2 Distribution . . . . . . . . . . . . . . . . 91
10.13  Direct Rollovers. . . . . . . . . . . . . . . . . . . . 92
10.14  Section 401(a)(14) Requirement. . . . . . . . . . . . . 92
10.15  Withholding . . . . . . . . . . . . . . . . . . . . . . 93
10.16  Payments to Minors. . . . . . . . . . . . . . . . . . . 93
10.17  Missing Payees. . . . . . . . . . . . . . . . . . . . . 93

ARTICLE XI  The Committee. . . . . . . . . . . . . . . . . . . 94

11.01  The Committee . . . . . . . . . . . . . . . . . . . . . 94
11.02  Resignation and Removal of Committee Members. . . . . . 94
11.03  Appointment of Committee Members. . . . . . . . . . . . 95
11.04  Prohibition Against Self Determination. . . . . . . . . 95
11.05  Majority Rule . . . . . . . . . . . . . . . . . . . . . 96
11.06  Successor Committee Members . . . . . . . . . . . . . . 96
11.07  No Bond . . . . . . . . . . . . . . . . . . . . . . . . 96
11.08  Named Fiduciary . . . . . . . . . . . . . . . . . . . . 97

ARTICLE XII  Administration. . . . . . . . . . . . . . . . . . 97

12.01  Control . . . . . . . . . . . . . . . . . . . . . . . . 97
12.02  Auditors, Accounts and Attorneys. . . . . . . . . . . . 97
12.03  Designation of Service Providers. . . . . . . . . . . . 98
12.04  Compensation and Expenses . . . . . . . . . . . . . . . 98
12.05  Records and Forms . . . . . . . . . . . . . . . . . . . 99
12.06  Allocation and Delegation of Responsibilities . . . . .100
12.07  Prudent Person Rule . . . . . . . . . . . . . . . . . .100
12.08  Non-Discrimination Requirement. . . . . . . . . . . . .101
12.09  Disputed Matters. . . . . . . . . . . . . . . . . . . .101
12.10  Exculpation of Committee Members and Service
       Providers . . . . . . . . . . . . . . . . . . . . . . .102
12.11  Exculpation of Employers, Officers and Directors. . . .103

ARTICLE XIII  Adoption by Subsidiaries . . . . . . . . . . . .103

13.01  Adopted by Affiliated Corporations. . . . . . . . . . .103
13.02  Adoption by New Affiliated Corporations . . . . . . . .104
13.03  Corporate Reorganizations . . . . . . . . . . . . . . .104

ARTICLE XIV  Amendment; Termination; Merger. . . . . . . . . .104

14.01  Power to Amend and Terminate. . . . . . . . . . . . . .104
14.02  Termination and Discontinuance of Contributions . . . .105
14.03  Merger Prohibition. . . . . . . . . . . . . . . . . . .106

ARTICLE XV  Construction . . . . . . . . . . . . . . . . . . .107

15.01  New York Law. . . . . . . . . . . . . . . . . . . . . .107
15.02  Context . . . . . . . . . . . . . . . . . . . . . . . .107
15.03  Headings. . . . . . . . . . . . . . . . . . . . . . . .107
15.04  Close of Business . . . . . . . . . . . . . . . . . . .107

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . .109
APPENDIX B . . . . . . . . . . . . . . . . . . . . . . . . . .113
APPENDIX C . . . . . . . . . . . . . . . . . . . . . . . . . .117

                    VOLUNTARY INVESTMENT PLAN
                               OF
                 PHILLIPS-VAN HEUSEN CORPORATION

                     CRYSTAL BRANDS DIVISION



      As Amended and Restated Effective as of July 1, 1995


                      W I T N E S S E T H :


     WHEREAS,

     1.  Effective as of November 1, 1985, Crystal Brands, Inc.
adopted the Voluntary Investment Plan of Crystal Brands, Inc.
(the "Prior Plan") for the benefit of certain of its eligible employees.

     2. Prior to that date, certain qualified employees, as employees of General Mills, Inc., participated in the Voluntary Investment Plan of General Mills, Inc., which had an effective date of January 1, 1969. As of November 1, 1985, the assets and liabilities of the Voluntary Investment Plan of General Mills, Inc., attributable to such qualified employees, were transferred to the Prior Plan. Effective November 1, 1985, the Ship'n Shore Division Profit Sharing Plan was merged into the Prior Plan.

     3. Effective as of January 1, 1990, the Prior Plan was amended and restated to reflect the merger of the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. and the Palm Beach Incorporated Retirement Investment Savings Plan into the

Prior Plan, and to reflect the requirements of the Tax Reform Act of 1986, and for certain other purposes.

     4. Effective as of January 1, 1990, the Prior Plan was again amended and restated to reflect the requirements of the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993 and for certain other purposes.

     5. Pursuant to an asset sale effectuated on February 17, 1995, sponsorship of the Prior Plan was assumed by Phillips-Van Heusen Corporation (the "Company"). Incident to such sale, certain associates of Crystal Brands Inc. became associates of the Company, and the Company assumed plan sponsorship. Accordingly, effective as of February 17, 1995, the Prior Plan was amended to become the Voluntary Investment Plan of Phillips-Van Heusen Corporation (Crystal Brands Division) (the "Plan"). All qualified employees who were participants in the Prior Plan immediately prior to the sale on February 17, 1995 and who became associates of the Company and its subsidiaries incident to such sale continued as Participants in the Plan without interruption. In addition, all Participants in the Prior Plan who had not received their complete benefit distributions continued as Participants in the Plan without interruption.

     6. It is intended that the terms used herein which are de-fined (and set forth in alphabetical order) in Article I shall have the respective meanings ascribed thereto by the provisions of said Article I.

     7. The Company now desires, effective as of July 1, 1995, to amend and restate the Plan in its entirety in order, among other things, to eliminate after tax contributions to the Plan on a prospective basis and to modify the investment alternatives available to Participants under the Plan.

     8. Except as otherwise provided in Section 5.06, it has been and shall continue to be impossible, whether by operation or natural termination of the Plan and/or the Trust, or by the hap-pening of a contingency, or by collateral arrangement, or by any other means, for any part of the corpus of or the income from the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and the payment of the expenses of the administration of the Plan and the Trust.

     NOW, THEREFORE, effective as of July 1, 1995, the Plan is hereby amended and restated in its entirety so that it shall read as follows:


                            ARTICLE I
                           Definitions

     1.01  Account.  Each of (a) a Matching Contribution Account,
(b) an After Tax Account, (c) a Before Tax Account, (d) a Vested Account, (e) a Suspense Account, (f) a Rollover Account, (g) a Palm Beach Retirement Contributions Account and (h) a Holding Account.

     1.02 Account Balance Transfer Election. An election in accordance with the provisions of Section 9.02 made by a Partici-pant or Former Participant (or, in the event of his or her death, his or her Beneficiaries) to have an amount equal to all or a portion of the credit balance in one or more of his or her Accounts transferred to one or more of his or her other Accounts of the same type in a different Fund.

     1.03 Additional Contribution. A contribution made by the Employers in accordance with the provisions of Section 3.03(a).

     1.04 Adjusted Maximum Before Tax Percentage. The highest Before Tax Percentage determined with respect to a Highly Compensated Participant and with respect to a Plan Year which will result in the average of the Before Tax Percentages of the Highly Compensated Participants with respect to such Plan Year being equal to the Maximum Before Tax Percentage with respect to such Plan Year.

     1.05 Adjusted Maximum Contribution Percentage. The highest Contribution Percentage determined with respect to a Highly Compensated Participant with respect to a Plan Year which will result in the average of the Contribution Percentages of the Highly Compensated Participants with respect to such Plan Year being equal to the Maximum Contribution Percentage with respect to such Plan Year.

     1.06 Adjusted Non-Forfeited Amount. The sum of (a) the aggregate of the amounts transferred to the Suspense Account of a

Former Participant from the corresponding Matching Contribution Account of such Former Participant in accordance with the provisions of clause (b) of Section 10.07 at a time when his or her Vested Percentage is less than one hundred (100) plus (b) the aggregate of the amounts transferred from such Suspense Account to the corresponding Vested Account of such Former Participant in accordance with the provisions of clause (b) of Section 10.08 at a time when his or her Vested Percentage is less than one hundred
(100).

     1.07 Affiliated Corporation. (a) Any corporation which is a member of the same controlled group of corporations as the Company (within the meaning of section 414(b) of the Code) and
(b) any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of section 414(c) of the Code).

     1.08 After Tax Account. Each of the separate Accounts which the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.02.

     1.09 After Tax Contribution. A contribution by or on behalf of a Participant prior to the Amendment Date which was denominated by such Participant as an After Tax Contribution and which was credited to one or more of his or her After Tax
Accounts.

     1.10  Amendment Date.  July 1, 1995.

     1.11  Anniversary Date.  The last business day of a Plan
Year.

     1.12 Annuity Benefit Amount. Either (a) the value of the Participant's Palm Beach Retirement Contributions Account or (b) the portion of a Participant's After Tax Contributions Account attributable to the dollar amount transferred to the Prior Plan from the Participant's regular contributions account under the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. on January 1, 1990, the portion of a Participant's Before Tax Contributions Account attributable to the dollar amount transferred to the Prior Plan from the Participant's tax deferred contributions account under the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. on January 1, 1990 and the portion of the Participant's Matching Contributions Account attributable to the dollar amount transferred to the Prior Plan from the Participant's matching contributions account under the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc. on January 1, 1990.

     1.13 Associate. An employee of the Company or any Affiliated Corporation.

     1.14 Before Tax Account. Each of the separate Accounts which the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.03.

     1.15 Before Tax Contribution. Each of (a) a contribution by or on behalf of a Participant in accordance with the provisions of Section 3.02 as of a Valuation Date and (b) a contribution by or on behalf of a Participant prior to the Amendment Date which was denominated by such Participant as a Before Tax Contribution and, in either case, which is credited to one or more of his Before Tax Accounts.

     1.16 Before Tax Percentage. The percentage derived by dividing the sum of (a) the Before Tax Contributions made by the Participant with respect to whom such term is used during the Plan Year with respect to which such term is used and (b) the Additional Contributions allocated to such Participant as of any date occurring during such Plan Year by the Compensation of such Participant with respect to such Plan Year.

     1.17 Beneficiaries. The person or persons designated by a Participant or Former Participant to receive any payment provided for in Section 10.09(a) in the event of his or her death prior to the receipt of such payment; provided, however, that, if such Participant or Former Participant shall be married on the date of his or her death, no such designation of a Beneficiary other than his or her Spouse shall be effective unless (a) such Spouse shall have consented thereto in writing which consent has been witnessed by a Committee member or a notary public and shall be in form and substance satisfactory to the Committee or (b) it is established to the satisfaction of the Committee that such consent is not necessary because such Spouse cannot be located;

provided, further, however, that a Participant's or Former Participant's designation of a Beneficiary other than his or her Spouse may not be changed without the consent of his or her Spouse unless such Spouse in the consent hereinbefore referred to expressly consented to such Participant's right to change the Beneficiary named therein without such Spouse's further consent. Any consent by a Spouse (or a determination that a Spouse cannot be located) under the preceding sentence shall be effective only with respect to such Spouse. In the event that such a designa-tion shall not be in force at the time of such payment, a Par-ticipant's or Former Participant's Beneficiaries shall be deemed to be (a) if he or she shall have a Spouse on the date of his or her death, such Spouse, or (b) if he or she shall not have a Spouse on such date, the executors or administrators of his or her estate.

     1.18 Board. The board of directors of the Company or any committee of said board of directors which shall have the authority of said board of directors with respect to the Plan, the Trust Agreement and the Trust.

     1.19 Break Year. (a) When such term is used in connection with determining the number of a person's Credited Employment Years and his or her eligibility to participate in the Plan, an Employment Year of such person during which he or she shall have received credit for five hundred (500) Hours of Service or less, or (b) when such term is used in connection with determining the number of his or her Credited Vesting Years and his or her extent of vesting under the Plan, a Plan Year during which he or she shall have received credit for five hundred (500) Hours of Service or less.

     1.20  Business Day.  A day on which the New York Stock
Exchange is open for trading.

     1.21 Change in Control. The occurrence of any one or more of (a) the election of one or more individuals to the board of directors of the Company which election results in one-third (1/3) of the directors of the Company consisting of individuals who have not been directors of the Company for at least two (2) years, unless such individuals have been elected as directors by three-fourths (3/4) of the directors of the Company who have been directors of the Company for at least two (2) years; (b) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corpo-ration; (c) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth (1/4), but less than one-half (1/2), of the shares of the Company having voting power for the election of directors, unless such sales or transfers have been approved in advance by three-fourths (3/4) of the directors of the Company who have been directors of the

Company for at least two (2) years; or (d) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half (1/2) of the shares of the Company having voting power for the election of directors. For the purposes of this Section, (a) the term "Affiliate" shall mean any Person that directly, or indirectly through one or more inter-mediaries, controls, or is controlled by, or is under common control with, any other Person, (b) the term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity and (c) when two (2) or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person".

     1.22 Code. The Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.

     1.23 Committee. The group of individuals designated by the Board to act as such in accordance with the provisions of Section
11.03 who, in accordance with the provisions of Section 12.01, are charged with the responsibility for the administration of the Plan other than the responsibility with respect to the management and control of the assets of the Trust.

     1.24 Compensation. The total cash compensation paid by all Employers to a Participant during the calendar year with respect to which such term is used as reported on Form W-2, including commissions, overtime compensation, bonus payments and additional cash compensation of every kind so paid but exclusive of moving expenses, and determined without giving effect to (a) any Before Tax Contributions made by or on behalf of such Participant or (b) any contributions made by such Participant to a flexible spending arrangement as defined in Q & A 7 of proposed regulation section 1.125-2 promulgated under the provisions of section 125 of the Code; provided, however, that when such term is used with respect to a Participant who is an Associate of and a wholesale salesman for the G.H. Bass Co., then, the Compensation of such Participant shall be seventy percent (70%) of the amount otherwise determined in accordance with the provisions of this Section; provided, further, however, that the Compensation of a Participant with respect to any Plan Year shall not exceed the $150,000 set forth in section 401(a)(17) of the Code as adjusted with respect to the calendar year ending contemporaneously with such Plan Year as provided therein.

     1.25 Contribution Limit. Such amount as shall be chosen by the Committee or the Board with respect to the Plan Year with respect to which such term is used; provided, however, that the Contribution Limit with respect to any Plan Year shall not exceed the $7,000 limitation referred to in section 402(g)(1) of the Code as adjusted with respect to the calendar year ending contemporaneously with such Plan Year in accordance with the provisions of section 402(g)(5) of the Code.

     1.26 Contribution Percentage. The percentage derived by dividing the sum of (a) the Before Tax Contributions made by the Participant with respect to whom such term is used during the Plan Year with respect to which such term is used, (b) the Matching Contributions allocated to such Participant as of any date occurring during such Plan Year and (c) the Additional Contributions allocated to such Participant as of any date occurring during such Plan Year by the Compensation of such Participant with respect to such Plan Year.

     1.27 Credited Employment Year. An Employment Year of the person with respect to whom such term is used during which he or she shall have received credit for one thousand (1,000) Hours of Service or more; provided, however, that, if any person whose Vested Percentage is equal to zero shall incur a Qualifying Vesting Break, all Credited Employment Years theretofore credited to him or her shall thereafter be disregarded for all purposes of the Plan.

     1.28 Credited Vesting Year. A Plan Year (including a Plan Year commencing prior to October 1, 1981) during which the person with respect to whom such term is used shall have received credit for one thousand (1,000) Hours of Service or more; provided, however, that, if any person whose Vested Percentage is equal to zero shall incur a Qualifying Vesting Break, all Credited Vesting

Years theretofore credited to him or her shall thereafter be disregarded for all purposes of the Plan.

     1.29 Domestic Relations Order. Any judgment, decree or order (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments or marital property rights to a Spouse, former spouse, child or other dependent of the Participant or Former Participant with respect to whom such term is used and (b) is made pursuant to a state domestic relations law (including a community property law).

     1.30  Eligible Associate.   An Associate (a) who shall be an
Associate of the Crystal Brands Division of the Company and employed in the continental United States, (b) who is not a non-resident alien of the United States, (c) who is not a "casual associate" and (d) who is not an Associate whose principal terms and conditions of employment are subject to the provisions of a collective bargaining agreement which does not provide for active participation in the Plan; provided, however, that no person who is employed by an Employer in a business operation which has been acquired, directly or indirectly, by such Employer from a third party shall be considered to be an Eligible Associate until the Board has determined that persons employed in such business operation shall be considered to be Eligible Associates; provided, further, however, that no Associate shall be deemed to be an Eligible Associate on any date if, in the opinion of counsel to the Company, the participation of such Associate in the Plan on such date would constitute a violation of the so-called "blue-sky" laws of any state; provided, further, however, that no person who is a "leased employee" of the Company or an Affiliated Corporation within the contemplation of section 414(n) of the Code shall be deemed to be an "Eligible Associate." For purposes of this Section, the term "casual associate" shall mean a person employed on a sporadic basis without a set schedule who does not participate in any benefit plans offered by the Company.

     1.31 Eligible Payor Plan. Each of (a) an employee benefit plan which is qualified under section 401(a) of the Code and (b) an individual retirement account within the meaning of section
408(a) of the Code.

     1.32  Eligible Receptacle Plan.   A defined contribution
plan which is qualified under the provisions of section 401(a) or 401(a)(2) of the Code which accepts rollover distributions within the meaning of section 402(c)(4) of the Code or an individual retirement account or individual retirement annuity which is qualified under the provisions of section 408 of the Code; provided, however, that as used with respect to the Spouse of a deceased Former Participant, such term shall refer only to an individual retirement account or individual retirement annuity which is qualified under the provisions of section 408 of the Code.

     1.33 Eligible Rollout Distribution. Any distribution of all or any portion of the credit balance in the Accounts of a

Participant or Former Participant other than (a) any distribution required under the provisions of section 401(a)(9) of the Code,
(b) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to the PVH Common Stock) or
(c) a distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) for the life or life expectancy of a Participant or Former Participant (or the joint lives or joint life expectancy of a Participant or Former Participant and his or her Beneficiary) or a period of ten (10) years or more.

     1.34 Eligible Rollover Distribution. Each of (a) a distribution referred to in section 402(c)(4) of the Code
(including any amounts referred to in section 402(c)(6)(B) of the Code) and (b) an amount described in section 408(d)(2)(A)(ii) of the Code.

     1.35 Employer. (a) As used with respect to any time subsequent to February 16, 1995, the Company and each Affiliated Corporation which, with the consent of the Board, shall have adopted or shall be deemed to have adopted the Plan for the benefit of its Associates eligible to participate hereunder as provided in Article XIII hereof and (b) as used with respect to any time prior to February 17, 1995, Crystal Brands, Inc.

     1.36 Employment Year. A period of twelve (12) consecutive months commencing on the first date on which the person with respect to whom such term is used shall have completed an Hour of Service or on the first day of any Plan Year commencing there-after; provided, however, that, if one or more Employment Years of such person prior to the Employment Year with respect to which such term is used shall constitute a Break Year with respect to him or her, the term "Employment Year" (as applied to any period subsequent to such Break Year or Break Years) shall mean a period of twelve (12) consecutive months commencing on the first date on which such person shall have completed an Hour of Service after the completion of the last of such Break Years or on the first day of any Plan Year commencing thereafter.

     1.37  Entry Date.  The first day of each calendar month.

     1.38 Exchange Act. The Securities Exchange Act of 1934 as in effect at the time with respect to which such term is used.

     1.39  Fixed Income Fund.  The separate Fund referred to in
Section 8.01(c).

     1.40 Former Participant. (a) A person whose participation under the Plan shall have terminated in accordance with the provisions of Section 10.01(d) and (b) a person who shall have been a former participant under the Pre-Amendment Plan on the date immediately preceding the Amendment Date.

     1.41 Fund. Each of (a) the PVH Fund and (b) each other separate investment fund which shall be established by the Trustee as provided in Sections 8.01(b), 8.01(c) and 8.06(e).

     1.42 Highly Compensated Associate. A "highly compensated employee" within the meaning of section 414(q) of the Code.

     1.43  Highly Compensated Participant.  A Highly Compensated
Associate who is a Participant during all or any portion of the Plan Year with respect to which such term is used.

     1.44  Holding Account.  The separate Account which the
Committee is required to establish and maintain for the Company with respect to the Plan in accordance with the provisions of
Section 7.08.

     1.45 Hour of Service. Each hour for which a person is either directly or indirectly compensated or entitled to be compensated by the Company and/or any Affiliated Corporation for the performance or non-performance of duties (for reasons such as, but not limited to, vacation, sickness and disability, irrespective of whether the employment or other relationship has terminated) and each hour not hereinbefore in this Section re-ferred to for which back pay, irrespective of mitigation of dam-ages, has either been awarded to such person or agreed to by the Company and/or any Affiliated Corporation (with such hours being credited to such person for the period in which such duties were performed, such non-performance of duties occurred or such award or agreement pertained); provided, however, that, when such term is used with respect to a person with respect to whom neither the Company nor any Affiliated Corporation maintains hourly employment records, or if the Company shall so determine with respect to a person or group thereof, such person or each member of such group shall receive credit for ten (10) Hours of Service for each day with respect to which he or she would have been credited with at least one Hour of Service if hourly employment records were maintained with respect to him or her or if the Company did not choose to use the alternative method of counting Hours of Service set forth in this Section; provided, further, however, that, when such term is used with respect to a person who has been granted a Maternity/Paternity Leave of Absence, (a) such person shall be credited, solely for the purpose of determining whether or not he or she has incurred a Break Year and not for any other purpose of the Plan, with eight (8) Hours of Service for each day of such leave with respect to which he or she does not receive Compensation, up to a maximum of five hundred and one (501) Hours of Service, and (b) if, but for the provisions of this proviso, such person would incur a Break Year with respect to the Employment Year or the Plan Year in which such leave commenced, such hours shall be credited to such Employment Year or Plan Year, as the case may be, or, if he or she would not incur such a Break Year, such hours shall be credited to the next succeeding Employment Year or Plan Year, as the case may be; provided, further, however, that when such term is used with respect to a person who has been granted a leave of absence in accordance with the provisions of the Family and

Medical Leave Act of 1993, such person shall be credited, solely for purposes of determining whether or not such person has incurred a Break Year and not for any other purpose of the Plan, with the same number of Hours of Service for the period of such leave during which he or she does not receive compensation as he or she would have received if he or she had performed services for the Company or any Affiliated Corporation during such period. Hours of Service for a Predecessor Employer which becomes such after October 1, 1981 shall be deemed to be Hours of Service for the purposes hereof if and to the extent that the Board shall so determine. Notwithstanding the foregoing provisions of this Section, if, under Regulation 2530.200b-2(b) and (c) promulgated by the Secretary of Labor under the authority of section 202 of the Pension Act, a person shall receive credit for a greater number of Hours of Service than he or she would receive under the provisions hereof, he or she shall receive credit for such greater number of Hours of Service.

     1.46 Initial Payment Date. (a) As used with respect to a Former Participant whose Termination Date shall be prior to his or her Normal Retirement Date, the Anniversary Date concurrent with or next succeeding his or her Normal Retirement Date or such other Valuation Date as he or she in his or her sole and absolute discretion shall determine, not earlier than the Valuation Date concurrent with his or her Termination Date and not later than the Anniversary Date concurrent with or next succeeding his or her Normal Retirement Date (except that, if the credit balances in the Accounts of a Former Participant on the Valuation Date next succeeding his or her Termination Date shall be less than $3,500, then, the Initial Payment Date of such Former Participant shall be his or her Termination Date).

     (b)  As used with respect to a Participant whose Termination
Date shall be on or subsequent to his or her Normal Retirement
Date, the Valuation Date concurrent with or next succeeding his or her Termination Date.

     (c)  As used with respect to the Beneficiary of a Former
Participant, the Valuation Date concurrent with or next succeeding the date of such Former Participant's death.

     (d) As used with respect to a QDRO Payee, such date as may be specified in, or determined under the provisions of, the applicable Qualified Domestic Relations Order or if no such date is so specified or so determinable, the earlier to occur of (i) the Initial Payment Date of his or her Originating Participant or
(ii) the date on which his or her Originating Participant shall attain his or her fiftieth (50th) birthday but not later than the Required Beginning Date of his or her Originating Participant.

     1.47 Investment Election. The direction made by the Participant with respect to whom such term is used in accordance with the provisions of Section 9.01 to have all or a portion of the contributions made by him or her or on his or her behalf while such direction is in effect credited to one or more particular Account or Accounts.

     1.48 Key Associate. Any person who is a Participant at any time during the Plan Year with respect to which such term is used and who is described in section 416(i)(1) of the Code with respect to such Plan Year.

     1.49 Limitation Compensation. The total cash compensation paid by the Company and all Section 415 Affiliates of the Company to the Participant with respect to whom such term is used during the Plan Year with respect to which such term is used, as reported on Form W-2, including commissions, bonus payments and additional cash compensation of every other kind so paid and determined after giving effect to (a) any Before Tax Contribu-tions made by or on behalf of such Participant with respect to such Plan Year and (b) any contributions made by such Participant to a flexible spending arrangement as defined in Q & A 7 of pro-posed regulation section 1.125-2 promulgated under the provisions of section 125 of the Code; provided, however, that the Limita-tion Compensation of a Participant with respect to a Plan Year shall not exceed the $150,000 set forth in section 401(a)(17) of the Code as adjusted with respect to the calendar year ending contemporaneously with such Plan Year as provided therein.

     1.50 Matching Contribution. A contribution made by the Employers in accordance with the provisions of Section 4.01.

     1.51  Matching Contribution Account.  Each of the separate
Accounts which the Committee is required to establish and main-tain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.01.

     1.52 Maternity/Paternity Leave of Absence. An absence of the person with respect to whom such term is used from work for the Company and/or one or more Affiliated Corporations (whether as an Associate or Related Associate thereof) for any period (a) by reason of her pregnancy, (b) by reason of the birth of a child of such person, (c) by reason of the placement of a child with such person in connection with the adoption of such child by such person or (d) for purposes of care for such a child for a period beginning immediately following such birth or placement.

     1.53 Maximum Before Tax Percentage. The percentage equal to the greater of (a) the percentage which is one and one-quarter (1-1/4) times the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to the Plan Year with respect to which such term is used or (b) the percentage which is two (2) times the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and which is not more than two (2) percentage points higher than such last mentioned average.

     1.54 Maximum Contribution Percentage. The greater of the percentage determined in accordance with the provisions of subsection (a) below and the percentage determined in accordance with the provisions of subsection (b) below with respect to the Plan Year with respect to which such term is used.

          (a) The sum of (i) one and one-quarter (1-1/4) times the greater of (A) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (B) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (ii) the lesser of (A) two (2) plus the lesser of (I) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and
     (II) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (B) two (2) times such lesser average.

          (b) The sum of (i) one and one-quarter (1-1/4) times the lesser of (A) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (B) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and (ii) the lesser of (A) two (2) plus the greater of (I) the average of the Before Tax Percentages of all Participants who shall not be Highly Compensated Participants with respect to such Plan Year and
     (II) the average of the Contribution Percentages of all Participants who shall not be Highly Compensated Partici-pants with respect to such Plan Year and (B) two (2) times such greater average.

     1.55  Non-Transferable Account.  An Account (other than a
Matching Contribution Account) which shall have been designated as a non-transferable account under the Plan as in effect immediately prior to the Amendment Date.

     1.56  Non-Vested Percentage.  One hundred (100) minus the
Vested Percentage of the Participant or Former Participant with respect to whom such term is used.

     1.57 Normal Retirement Date. The first day of the calendar month coinciding with or next preceding the sixty-fifth (65th) birthday of the Participant or Former Participant with respect to whom such term is used.

     1.58 Original Payee. That one of a Participant, Former Participant, QDRO Payee or Beneficiary who shall first be entitled to payments hereunder with respect to the benefits earned by such Participant or Former Participant hereunder.

     1.59  Originating Participant.  The Participant or Former
Participant from whom the rights under the Plan of the QDRO Payee with respect to whom such term is used shall have been derived as a result of a Qualified Domestic Relations Order.

     1.60 Palm Beach Retirement Contributions Account. Each of the separate Accounts which the Committee is required to establish and maintain with respect to a Participant or Former
Participant in accordance with the provisions of Section 7.07.

     1.61 Participant. A person who shall have become a Participant in the Plan in accordance with the provisions of
Article II and whose participation shall not have terminated in accordance with the provisions of Section 10.01(d).

     1.62  Payroll Authorization.  The authorization of the
Participant with respect to whom such term is used referred to in
Section 3.01(a) as in effect at the time with respect to which such term is used.

     1.63 Payroll Contribution. A contribution by or on behalf of the Participant with respect to whom such term is used in accordance with the provisions of Section 3.01 and/or 3.02.

     1.64  Pension Act.  The Employee Retirement Income Security
Act of 1974 as in effect at the time with respect to which such term is used.

     1.65 Permanent Disability. A state of physical or mental incapacity of the Participant or Former Participant with respect to whom such term is used such that, in the opinion of the Committee based upon a medical certificate from a physician or physicians satisfactory to the Committee, such Participant or Former Participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his or her position with the Company and all Affiliated Corporations and such inability will be permanent and continuous during the remainder of his or her life.

     1.66  Plan Year.  A calendar year.

     1.67  Pre-Amendment Plan.  The Voluntary Investment Plan of
Phillips-Van Heusen Corporation (Crystal Brands Division) as in effect at the time prior to the Amendment Date with respect to which such term is used.

     1.68 Predecessor Employer. Any corporation, partnership or sole proprietorship whose business and or assets shall have been directly or indirectly acquired by the Company or any of its Affiliated Corporations and which shall be denominated as such by the Board.

     1.69 Prior Valuation Date. The Valuation Date next preceding the Valuation Date with respect to which such term is used.

     1.70 Prohibited Plan. Any qualified or non-qualified plan of deferred compensation maintained by the Company and/or one or more Affiliated Corporations, including, but not limited to, either Plan or any stock option, stock purchase or similar plan, or a cash or deferred arrangement which is a part of a cafeteria plan within the meaning of section 125 of the Code; provided, however, that (a) the mandatory employee portion of a defined benefit plan shall not be considered a Prohibited Plan and (b) a health or welfare benefit plan (including one which is a part of a cafeteria plan within the meaning of section 125 of the Code) shall not be considered a Prohibited Plan.

     1.71 PVH Common Stock. The shares of common stock of the Company authorized on the Amendment Date and any shares of stock which may at any time prior to the date when such term is used be issued in exchange for and/or upon a change of said shares of common stock or any other shares, whether in subdivision or combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.

     1.72  PVH Fund.  The separate Fund referred to in Section
8.01(a).

     1.73 QDRO Payee. An alternate payee designated under a Qualified Domestic Relations Order.

     1.74  Qualified Domestic Relations Order.  A Domestic
Relations Order described in section 414(p)(1)(A) of the Code.

     1.75 Qualifying Vesting Break. A period of five (5) consecutive Break Years.

     1.76 Related Associate. Any person who is not a common law employee of the Company and/or one or more Affiliated Corpora-tions but who is considered as employed thereby for, among other things, the anti-discrimination and vesting requirements of the Code by reason of the application of the provisions of sections

414(b) (relating to corporations under common control), 414(c)
(relating to other entities under common control), 414(m)
(relating to affiliated service groups), 414(n) (relating to employee leasing) and 414(o) (relating to separate organizations, employee leasing or other arrangements) of the Code.

     1.77 Related Defined Benefit Plan. Any plan (whether or not theretofore terminated) maintained by the Company and/or any Affiliated Corporation which is qualified under the provisions of section 401(a) of the Code and a defined benefit plan within the meaning of section 414(j) of the Code.

     1.78 Related Defined Contribution Plan. Any plan which shall be or shall have been maintained by the Company and/or any Affiliated Corporation (or, for the purposes of Section 5.06, any Section 415 Affiliate) which is a qualified plan within the meaning of section 401(a) of the Code and a defined contribution plan within the meaning of section 414(i) of the Code.

     1.79 Required Beginning Date. The Anniversary Date occur-ring in the calendar year in which the Participant with respect to whom such term is used shall attain the age of seventy and one-half (70-1/2).

     1.80 Rollover Account. Each of the separate Accounts which the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.06.

     1.81 Rollover Contribution. A payment made to the Trustee in accordance with the provisions of Section 6.01 or 6.02.

     1.82 Secretary's Limitation Amount. The $30,000 referred to in section 415(c)(1)(A) of the Code as adjusted with respect to the calendar year ending contemporaneously with the Plan Year with respect to which such term is used as provided therein.

     1.83 Section 415 Affiliate. A corporation or other trade or business which would be an Affiliated Corporation of the Company if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1) of the Code.

     1.84 Section 16(b) Participant. Any Participant whose purchases and sales of the PVH Common Stock are subject to the provisions of section 16(b) of the Exchange Act.

     1.85 Spouse. The person who shall be the lawfully wedded husband or wife of the Participant or Former Participant with respect to whom such term is used as determined under the laws of the state of his or her domicile at the time such term is used; provided, however, that a former spouse who shall be a QDRO Payee shall be treated as a Spouse to the extent provided under a Qualified Domestic Relations Order; provided, further, however, that, unless otherwise provided under a Qualified Domestic Rela-tions Order, if a Participant or Former Participant is legally separated from his or her Spouse or if a Participant or Former Participant has been legally abandoned (within the meaning of the laws of the state in which such Participant or Former Participant shall be domiciled) and such Participant or Former Participant has a court order to such effect, then, such person shall not be deemed to be the Spouse of such Participant or Former Participant.

     1.86  Stock Payment Election.  An election by such
Participant or Former Participant to receive a distribution of his or her benefits attributable to those of his or her Accounts which shall be a part of the PVH Fund in the form of shares of the PVH Common Stock.

     1.87 Suspense Account. Each of the separate Accounts which the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.04.

     1.88 Suspense Vested Portion The excess, if any, of (a) the Vested Percentage of the Participant or Former Participant with respect to whom such term is used as of the Valuation Date with respect to which such term is used of the sum of (i) the credit balance in the Suspense Account with respect to which such term is used as of such Valuation Date (determined without giving effect to any Account Balance Transfer Elections made by such Former Participant) plus (ii) the Adjusted Non-Forfeited Amount with respect to such Suspense Account as of such Valuation Date (as so determined) over (b) the Adjusted Non-Forfeited Amount with respect to such Suspense Account as of such Valuation Date (as so determined).

     1.89 Taxable Year. The fiscal year of the Company for Federal income tax purposes within the meaning of section 441(b) of the Code.

     1.90 Termination Date. The date as of which the participa-tion of the Former Participant with respect to whom such term is used shall have terminated in accordance with the provisions of
Section 10.01(c).

     1.91  Top Heavy Contribution.  A contribution made by the
Employers with respect to a Plan Year in accordance with the provisions of Section 4.03.

     1.92 Top Heavy Year. Any Plan Year in which the Plan, any Related Defined Benefit Plans and any Related Defined Contribution Plans are together considered to be "top heavy" within the meaning of section 416(g) of the Code, with such determination being made (a) with respect to the Plan, as of the Anniversary Date occurring during the preceding Plan Year, (b) with respect to any Related Defined Benefit Plan or Related Defined Contribution Plan, as of the determination date (as defined in section 416(g)(4)(C) of the Code) occurring in the same calendar year as the date on which such determination is made with respect to the Plan and (c) with respect to all such plans, as of the Anniversary Date occurring during the preceding Plan Year. In determining the present value of cumulative accrued benefits referred to in section 416(g)(1)(A)(i) of the Code, the present value of the cumulative accrued benefits under each of the Related Defined Benefit Plans shall be determined on the basis of a seven and one-half percent (7-1/2%) per annum interest assumption compounded annually and mortality based upon the 1971 Group Annuity Mortality Table for Males set back six (6) years for females. Solely for the purpose of determining whether a Plan Year is a Top Heavy Year, in determining the accrued benefits of any Participant who is not a Key Associate, (i) any method that for accrual purposes applies uniformly under all Related Defined Benefit Plans shall be used or (ii) if there is no such uniform method, the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code shall be used.

     1.93  Trust.  The trust created by and under the Trust
Agreement.

     1.94  Trust Agreement.  The agreement, dated as of January
1, 1987, between Crystal Brands, Inc. and State Street Bank and
Trust Company, as in effect at the time with respect to which such term is used.

     1.95 Trustee. State Street Bank and Trust Company or any successor trustee acting under the Trust Agreement at the time with respect to which such term is used.

     1.96 Trust Fund. All property held by the Trustee under the Trust Agreement at the time with respect to which such term is used.

     1.97 Valuation Date. The last business day of a calendar month.

     1.98  Value.  (a) As used generally, fair market value, and
(b) as used with respect to a share of the PVH Common Stock and with respect to any date, (i) the closing sales price of a share of such common stock on the New York Stock Exchange on such date or (ii) if there is no sale of such common stock on such exchange on such date, the average of the bid and asked prices on such exchange at the close of trading on such date.

     1.99 Vested Account. Each of the separate Accounts which the Committee is required to establish and maintain with respect to a Participant or Former Participant in accordance with the provisions of Section 7.05.

     1.100 Vested Percentage. (a) If the Participant or Former Participant with respect to whom such term is used shall have re-ceived credit for five (5) or more Credited Vesting Years as of the date with respect to which such term is used, one hundred
(100), and (b) if the provisions of clause (a) of this Section shall not be applicable, zero; provided, however, that the Vested Percentage of a Participant who shall attain his or her Normal Retirement Date while in the employ (whether as an Associate or Related Associate) of the Company and/or an Affiliated

Corporation, or whose said employment shall have terminated by reason of his or her death or Permanent Disability, shall be one hundred (100), provided, further, however, that in the event that the Vested Percentage of a Participant or Former Participant who was a participant or former participant in the Pre-Amendment Plan on the date immediately preceding the Amendment Date would be greater if calculated under the provisions of the Pre-Amendment Plan as in effect on such date, then such higher Vested Percentage shall be used; provided, further, however, that, in the event any Plan Year shall be a Top Heavy Year, then, the Vested Percentage of a Participant or Former Participant shall be determined in accordance with the provisions of the following Table if such Table would yield a higher Vested Percentage:
Number of Credited
  Vesting Years                         Vested Percentage

       0                                        0%
       1                                        0%
       2                                       20%
       3                                       40%
       4                                       60%
       5 or more                              100%

     1.101 Withdrawal. A payment made to a Participant or Former Participant in accordance with the provisions of Section
10.02, 10.03, 10.04. or 10.12.

                           ARTICLE II

                   Eligibility; Participation

     2.01 Pre-Amendment Date Participants. Each person who on the Amendment Date (a) (i) shall be an Eligible Associate of one or more Employers with respect to the Plan and (ii) shall have been a participant under the Pre-Amendment Plan on June 30, 1995, shall continue to be a Participant in the Plan on the Amendment Date.

     2.02  General Participation Rule.   Each person who, on the
Amendment Date or on any Entry Date thereafter, (a) shall be an Eligible Associate of one or more Employers, (b) shall not be a Former Participant in the Plan, (c) shall have completed an Employment Year which shall be a Credited Employment Year, (d) in the case of a person who shall first complete an Hour of Service on or after the Amendment Date, shall have attained his or her twenty-first (21st) birthday, and (e) shall not have been a Participant in the Plan immediately prior to such date, shall be eligible to become a Participant in the Plan on such Entry Date or on any Entry Date thereafter on which he or she shall be an Eligible Associate of one or more Employers with respect to such Plan; provided, however, that, if under the terms of the Pre-Amendment Plan, an Eligible Associate would have become a Participant on an earlier Entry Date, such Eligible Associate shall become a Participant on such earlier Entry Date.

     2.03  Participation Rule with Respect to Transferred and
Rehired Associates. Each person who, on the Amendment Date or any Entry Date thereafter,

          (a)  shall become an Eligible Associate of one or more
     Employers
and

          (b) (i) shall be a Former Participant in the Plan or
     (ii) shall, on one or more Entry Dates prior to such first mentioned Entry Date, have been an Associate of the Company and/or of one or more Affiliated Corporations and not an Eligible Associate of one or more Employers, shall be eligible to become a Participant on such first mentioned Entry Date or on any Entry Date thereafter on which he or she shall be an Eligible Associate of one or more Employers.


     2.04 Election to Participate. Each person who shall be eligible to become a Participant on any date and who shall, at such time as shall be prescribed by the Committee, file with the Company his or her election to do so, shall become a Participant in the Plan on such date.

                           ARTICLE III

          Payroll Authorizations; Payroll Contributions

     3.01 (a) Initial Payroll Authorization. Subject to such conditions as the Committee may at any time and from time to time determine, each Participant who shall be an Eligible Associate of one or more Employers and who shall desire to make contributions to the Plan shall file with the Company his or her authorization to his or her Employer to withhold, and to pay to the Trustee, as such Participant's Payroll Contribution to such Plan, the percentage therein specified, which shall be

          (i) in the case of a Participant who shall not be a Highly Compensated Participant, one percent (1%) to fifteen percent (15%) (in whole percentage increments),
or
          (ii) in the case of a Participant who shall be a Highly Compensated Participant, one percent (1%) to six percent (6%) (in whole percentage increments), of such Participant's Compensation from such Employer during those periods with respect to which such Payroll Authorization shall be in effect.

     (b) Amendments of Payroll Authorization. Subject to such conditions as the Committee may at any time and from time to time determine and the limitations set forth in Section 3.01(a), each Participant who shall be an Eligible Associate of one or more Employers may at any time file with the Company an amendment of such Participant's Payroll Authorization as then in effect which shall provide that his or her Employer shall withhold, and shall pay to the Trustee, as such Participant's Payroll Contribution to the Plan in which he or she is a Participant, the percentage therein specified, which shall be

          (i) in the case of a Participant who shall not be a Highly Compensated Participant, one percent (1%) to fifteen percent (15%) (in whole percentage increments),
or
          (ii) in the case of a Participant who shall be a Highly Compensated Participant, one percent (1%) to six percent (6%) (in whole percentage increments), of such Participant's Compensation from such Employer during those periods with respect to which such modified Payroll Author-ization shall be in effect which shall be different than the per-centage provided in such Participant's Payroll Authorization in effect at the time of the filing of such modification. Any such modification shall become effective as promptly as shall be administratively feasible after the date on which it is received by the Company.

     (c) Suspensions of Payroll Authorization. Subject to such conditions as the Committee may at any time and from time to time determine, each Participant who shall be an Eligible Associate of one or more Employers may at any time file with the Company a suspension of such Participant's Payroll Authorization as then in effect which shall provide that his or her Employer shall not withhold, or pay to the Trustee, as such Participant's Payroll Contribution to the Plan in which he or she is a Participant, any portion of such Participant's Compensation from such Employer during those periods with respect to which such suspension shall be in effect. Any such suspension shall become effective as promptly as shall be administratively feasible after the date on which it is received by the Company. Subject to such conditions as the Committee may at any time and from time to time determine and the limitations set forth in Sections 3.01(a), 10.01(b) and

10.05, each Participant who shall be an Eligible Associate of one or more Employers may at any time file with the Company a new Payroll Authorization, which new Payroll Authorization shall become effective as promptly as shall be administratively feasible after the date on which it is received by the Company; provided, however, that no such new Payroll Authorization shall become effective prior to the expiration of six (6) months from the effective date of the suspension to which it relates.

     (d) Limitations on Contributions. Notwithstanding the foregoing provisions of this Section 3.01, no Participant's Payroll Contributions to the Plan with respect to any Plan Year shall exceed the Contribution Limit with respect to such Plan Year.

     3.02  Withholding and Payment of Payroll Contributions to
Trustee; Credits to Accounts.   Each Employer shall withhold from
the Compensation of each Participant during each period with respect to which there shall be a Payroll Authorization of such Participant in effect the percentage of the Compensation of such Participant specified in such Payroll Authorization. As of, and on or as promptly as shall be administratively feasible (but no later than thirty (30) days) after, the Valuation Date occurring in the calendar month in which such withholding shall occur, (a) such Employer shall pay to the Trustee the aggregate amount of such Employer's said withholdings with respect to such calendar month and (b) as of such Valuation Date, the Committee shall credit the amounts so paid to the Trustee with respect to each

Participant to the Before Tax Accounts of such Participant in accordance with his or her Investment Election as then in effect and the Committee shall direct the Trustee to make appropriate entries to the Funds. Notwithstanding the foregoing provisions of this Section 3.02, no Employer shall withhold any amounts from the Compensation otherwise payable to any Participant on any date on which a registration statement with respect to the Plan shall not be in effect under the Securities Act of 1933, as amended.
If and to the extent that the Participants in a Plan are included in a unit of Associates covered by a collective bargaining agreement, (i) the provisions of Section 3.03(a) shall, if and to the extent that the Company in its sole and absolute discretion shall so determine, be applied separately with respect to such Associates and all other Associates and (ii) the provisions of Sections 5.01 and 5.02 shall be applied separately with respect to such Associates and all other Associates.

     3.03 Additional Contributions. (a) As of, and on or as promptly as shall be administratively feasible after, each Anniversary Date, the Employers shall, if and to the extent that the Company shall determine, pay to the Trustee, as the Employers' Additional Contribution with respect to the Plan Year in which such Anniversary Date shall occur, such amount, if any, as the Company in its sole and absolute discretion shall deter-mine and in such proportions as the Company shall reasonably determine; if such Additional Contribution shall be made, it shall be made at such time or times, not later than the time prescribed by the Code for the filing of the Company's federal income tax return for its Taxable Year with or within which such Plan Year shall end, including extensions of such time, as the Company shall so determine.

     (b) Upon the receipt of the Company's Additional Contribu-tion, if any, with respect to any Plan Year, (i) the Committee shall, as of the Anniversary Date occurring during such Plan Year, allocate the same to and among those persons who shall be Eligible Associates of one or more Employers and Participants on such Anniversary Date and who shall not be Highly Compensated Participants with respect to such Plan Year pro rata to their Compensation with respect to such Plan Year and (ii) the Committee shall, as of such Anniversary Date, credit to the Before Tax Accounts of each of the Participants who shall have received an allocation of a portion of the Employer's Additional Contribution with respect to such Plan Year in accordance with the provisions of clause (i) of this Section 3.03(b), the amount so allocated to him or her in accordance with his or her Investment Election as then in effect, and the Committee shall direct the Trustee to make appropriate entries to the Funds.

     3.04 Distribution of Excess Before Tax Contributions. Notwithstanding the provisions of Section 3.01(d), if the total Before Tax Contributions of any Participant made to the Plan and any other employees' trust described in section 401(a) of the Code during any Plan Year shall exceed the Contribution Limit with respect to such Plan Year, and if such Participant shall notify the Committee not later than March 1 of the following Plan Year (or such later date as the Committee may determine) of the portion of such excess which he or she elects to allocate to the Plan, the Committee shall (a) (i) direct the Trustee to dis-tribute to such Participant, not later than the April 15th fol-lowing the end of such Plan Year, the amount of such excess so allocated to the Plan plus or minus the income or loss, if any, allocable to such amount with respect to the Plan Year in which such Before Tax Contribution was made (as determined in accor-dance with the provisions of Section 5.03) and (ii) as of the Anniversary Date next preceding the date of such distribution, charge the amount thereof to his or her Before Tax Accounts in proportion to the Before Tax Contributions credited thereto with respect to such Plan Year and (b) as of such Anniversary Date,
(i) treat the Matching Contributions attributable to such excess plus or minus the income or loss, if any, allocable to such Matching Contributions with respect to the Plan Year in which such Matching Contributions were made (as determined in accor-dance with the provisions of Section 5.03) as a forfeiture and
(ii) charge the amount of such forfeiture to his or her Matching Contribution Accounts in proportion to the Matching Contributions credited thereto with respect to such Plan Year and credit the same to the Company's Holding Account and the Committee shall direct the Trustee to make appropriate entries to the Funds.

                           ARTICLE IV

                    Employers' Contributions

     4.01 Employers' Obligation to Make Matching Contributions. As of, and on or as promptly as shall be administratively feasible after, each Valuation Date, the Employers shall pay to the Trustee, in such proportions as the Company shall reasonably determine, as the Employers' Matching Contribution with respect to the calendar month in which such Valuation Date shall occur, the amount which, together with the amount equal to the credit balance in the Company's Holding Account on such Valuation Date, will enable the Committee to credit to the Matching Contribution Accounts of each Participant whose Payroll Contribution shall have been paid to the Trustee by his or her Employer as of such Valuation Date a Matching Contribution in an amount equal to the amount set forth in Section 4.02.

     4.02 Credit of Matching Contributions to Accounts. The Committee shall, as of and on or as promptly as shall be adminis-tratively feasible after, each Valuation Date, credit to the Matching Contribution Account in the PVH Fund of each Participant who shall have made a Payroll Contribution as of such Valuation Date a Matching Contribution in any amount equal to fifty percent (50%) of such Participant's Payroll Contribution as of such Valuation Date and the Committee shall direct the Trustee to make appropriate entries to the PVH Fund; provided, however, that the maximum amount of Matching Contributions which may be credited to a Participant's Matching Contribution Account with respect to a

Plan Year shall be three percent (3%) of his or her Compensation with respect to such Plan Year.

     4.03 Employers' Obligation to Make Top Heavy Contributions. As of each Anniversary Date occurring in a Plan Year which shall be a Top Heavy Year, the Employers shall pay to the Trustee, in such proportions as the Company shall reasonably determine, as the Employers' Top Heavy Contribution with respect to the Plan Year in which such Anniversary Date shall occur, the amount which will enable the Committee to credit to the Matching Contribution Accounts of each person who shall be a Participant and an Eligible Associate of one or more Employers on such Anniversary Date, who shall not be a Key Associate with respect to such Plan Year and who shall either not have been a participant in any Related Defined Benefit Plan or any Related Defined Contribution Plan during all or any portion of such Plan Year or shall have been such a participant but shall not have accrued the minimum benefit required by the provisions of section 416(b) of the Code, in the case of any Related Defined Benefit Plan, or shall not have been allocated the minimum amount required by the provisions of section 416(c) of the Code, in the case of any Related Defined Contribution Plan, an amount equal to the excess, if any, of three percent (3%) of his or her Limitation Compensation with respect to such Plan Year over the aggregate of the amounts credited to his or her Matching Contribution Accounts as of Valuation Dates (including such Anniversary Date) occurring during such Plan Year in accordance with the provisions of
Section 4.02.

     4.04 Credit of Top Heavy Contributions to Accounts. The Committee shall, as of and on or as promptly as shall be adminis-tratively feasible after, each Anniversary Date, credit to the Matching Contribution Accounts in the PVH Fund of each Participant referred to in Section 4.03 the amount determined with respect to him or her in accordance with the provisions of
Section 4.03 and the Committee shall direct the Trustee to make appropriate entries to the PVH Fund.

                            ARTICLE V

                     Testing and Limitation

     5.01 Aggregate Limitation. (a) Notwithstanding the provisions of Sections 3.01 and 4.02, the sum of the Before Tax Contributions and the Matching Contributions with respect to any Plan Year made by or on behalf of a Participant who shall be a Highly Compensated Participant with respect to such Plan Year shall not exceed the Adjusted Maximum Contribution Percentage of his Compensation with respect to such Plan Year.

      (b) If the sum of the Before Tax Contributions and the Matching Contributions with respect to any Plan Year made by or on behalf of a Participant who shall be a Highly Compensated Par-ticipant with respect to such Plan Year shall exceed the Adjusted Maximum Contribution Percentage of his or her Compensation with respect to such Plan Year, the Committee shall (i) direct the

Trustee to distribute to and/or forfeit from such Participant, not later than the March 15th following the end of such Plan Year, the amount of such excess plus or minus the income or loss, if any, allocable to such amount with respect to the Plan Year in which such contributions were made (as determined in accordance with the provisions of Section 5.03) and (ii) as of the Anniversary Date next preceding the date of such distribution, charge the amount of such distribution and/or forfeiture to his or her Accounts in accordance with the provisions of Section 5.01(c) and the Committee shall direct the Trustee to make appropriate entries to the Funds.

     With respect to any Participant to whom any distribution is required to be made and/or from whom any forfeiture is required to be effected in accordance with provisions of Section 5.01(b),

          (i) sixty-six and two-thirds percent (66-2/3%) thereof shall be charged to such Participant's Before Tax Accounts in proportion to the Payroll Contributions credited thereto with respect to such Plan Year and distributed to such Participant
and
          (ii) the balance thereof shall be (A) charged to his or her Matching Contribution Accounts, (B) forfeited by such Participant and (C) credited to the Company's Holding Account and the Committee shall direct the Trustee to make appropriate entries to the Funds.

     5.02 Section 401(k) Limitation. (a) Notwithstanding the provisions of Section 3.01, the Before Tax Contributions with respect to any Plan Year made by or on behalf of a Participant who shall be a Highly Compensated Participant with respect to such Plan Year as determined after application of the provisions of Section 5.01 shall not exceed the Adjusted Maximum Before Tax Percentage of his or her Compensation with respect to such Plan Year.

     (b) If the Before Tax Contributions with respect to any Plan Year made by or on behalf of a Participant who shall be a Highly Compensated Participant with respect to such Plan Year as determined after the application of the provisions of Section
5.01 shall exceed the Adjusted Maximum Before Tax Percentage of his or her Compensation with respect to such Plan Year, the Committee shall (i) direct the Trustee to distribute to such Participant, no later than the March 15th following the end of such Plan Year, the amount of such excess plus or minus the income or loss, if any, allocable to such amount with respect to the Plan Year in which such Before Tax Contributions were made (as determined in accordance with the provisions of Section 5.03) and (ii) as of the Anniversary Date next preceding the date of such distribution, charge the amount thereof to his or her Before Tax Accounts in proportion to the Payroll Contributions credited thereto with respect to such Plan Year and the Committee shall direct the Trustees to make appropriate entries to the Funds.

     (c) If all or any portion of the Before Tax Contributions made by any Participant with respect to any Plan Year are distributed to such Participant in accordance with the provisions of Section 5.02(b), then, any Matching Contributions allocated to such Participant with respect to such Plan Year in accordance with the provisions of Section 4.02 with respect to such Before Tax Contributions plus or minus the income or loss, if any, allocable thereto with respect to such Plan Year (as determined in accordance with the provisions of Section 5.03) shall be forfeited and the Committee shall, as of the Anniversary Date occurring during such Plan Year, charge the amount thereof to his or her Matching Contribution Accounts and credit such amount to the Company's Holding Account in the appropriate Plan and the Committee shall direct the Trustee to make appropriate entries to the PVH Fund.

     5.03 Determination of Allocable Gains and Losses. If the Committee shall be required to determine the amount of income or loss allocable to any amounts which are required to be distrib-uted to (or forfeited by) any Participant from any Account with respect to any Plan Year in accordance with the provisions of Sections 3.04, 5.01(b), 5.02(b) and/or 5.02(c), the same shall be determined as follows:

          (a) There shall first be determined the aggregate amount of interest, gains or losses credited or charged to such Account as of dates occurring during such Plan Year in accordance with the provisions of Section 8.03.

          (b) There shall then be determined the amount equal to the sum of (i) the excess, if any, of the credit balance in such Account on the Anniversary Date occurring during such Plan Year over the amount determined in accordance with the provisions of Section 5.03(a) (with such amounts being determined without giving effect to any Account Balance Transfer Elections made by such Participant during such Plan
     Year) and (ii) the aggregate amount distributed to such Participant from such Account during such Plan Year attributable to a loan made to such Participant (in accordance with the provisions of Section 9.03) or any Withdrawal made by such Participant.

          (c) The amount determined in accordance with the provisions of Section 5.03(a) shall then be multiplied by the lesser of (i) one and (ii) the fraction the numerator of which shall be the base amount to be returned (or forfeited by) such Participant from such Account in accordance with the provisions of whichever shall be applicable of Sections 3.04, 5.01(b), 5.02(b) and/or 5.02(c) and the denominator of which shall be the amount determined in accordance with the provisions of Section 5.03(b), and such product shall be the amount of income or loss attributable to such amount required to be distributed (or forfeited).
     5.04 Ordering Rules with Respect to the Application of Limitation and Testing Provisions. In giving effect to the application of the provisions of Sections 3.04, 4.04, 5.01, 5.02 and 5.05 (including the defined terms used therein), the Committee shall follow the procedures set forth below:

          (a)  The provisions of Section 3.03 (dealing with
     Additional Contributions) shall first be applied.

          (b)  The provisions of Section 4.04 (dealing with Top
     Heavy Contributions) shall then be applied.

          (c)  The provisions of Section 3.04 (dealing with
     Before Tax Contributions in excess of the 402(g) limit) shall then be applied.

          (d) The provisions of Section 5.05 (dealing with aggregate allocations in excess of the 415(c) limit) shall then be applied.

          (e)  The provisions of Section 5.01 (dealing with the
     401(m) aggregate limitation) shall then be applied.

          (f) The provisions of Section 5.02 (dealing with the 401(k) limitation) shall then be applied.
     5.05 Section 415(c) Limitations. Notwithstanding the provisions of Sections 3.01 and 4.02, the sum of the Before Tax Contributions of any Participant with respect to any Plan Year plus the amount of any Matching Contributions, Additional Contributions and Top Heavy Contributions allocated to such Participant with respect to such Plan Year shall not exceed an amount equal to the excess, if any, of the lesser of (a) twenty-five percent (25%) of such Participant's Limitation Compensation with respect to such Plan Year and (b) the Secretary's Limitation Amount with respect to such Plan Year over the aggregate amount of the contributions and forfeitures allocated to such Participant under any Related Defined Contribution Plan with respect to the plan year thereof ending with or within such Plan Year.

     Except as otherwise provided in Section 5.06, any amount not so allocated because of the limitation provided for by the fore-going provisions of this Section shall be credited to the Company's Holding Account in the appropriate Plan until the succeeding Valuation Date and disposed of in accordance with the provisions of Section 4.01.

     5.06 Mistake in Fact. In the event that, through a mistake in fact within the meaning of section 403(c)(2)(A) of the Pension Act, a contribution, or a part thereof, is made as of any date which is in excess of the amount set forth in, or calculated in accordance with the provisions of, the Plan, such contribution, or part thereof, shall be returned to the Employers upon receipt of a notice from the Company with regard to such mistake in fact within one year after the payment of such contribution.



                           ARTICLE VI

                      Rollovers; Transfers

     6.01  Rollover Contributions.  Subject to the provisions of
Section 6.04, if any Eligible Associate shall receive an Eligible

Rollover Distribution, such Eligible Associate may, upon prior written notice to the Committee and within sixty (60) days of his or her receipt of such distribution, transfer all or any portion thereof to the Trustee to be held by it subject to all of the terms and conditions of the applicable Plan and the Trust Agreement; provided, however, that the amount of such transfer shall not exceed the amount determined in accordance with the provisions of section 402(c)(2) of the Code; provided, further, however, that this Section shall not apply to any distribution to an Eligible Associate who shall have attained the age of seventy and one-half (70-1/2) in or prior to the Plan Year during which such distribution is received by him or her.

     6.02  Plan to Plan Transfers.  Subject to the provisions of
Section 6.04, if any Eligible Associate shall be entitled to receive an Eligible Rollover Distribution, and if such Eligible Associate shall be entitled to, and shall, direct the Eligible Payor Plan and the Committee shall so approve, the Trustee shall, at the direction of the Committee, accept from the Eligible Payor Plan a transfer of all or such portion thereof as such Partici-pant shall so determine, to be held by the Trustee subject to all of the terms and conditions of the applicable Plan and the Trust Agreement; provided, however, that this Section shall not apply to an Eligible Associate who shall have attained the age of seventy and one-half (70-1/2) in or prior to the Plan Year during which such transfer is contemplated to be made.

     6.03 Credit of Rollover Contributions to Accounts. If the Trustee shall receive any cash and/or property referred to in Sections 6.01 or 6.02, the Committee shall, as of the Valuation Date concurrent with or next succeeding the date of such receipt, credit the value thereof on the date of such receipt to the Rollover Accounts of such transferring Associate in accordance with his or her Investment Election as then in effect and effect corresponding entries to the Funds.


     6.04 Committee Requirement With Respect to Rollovers. The Committee may require, as a condition of the acceptance by the Trustee of any cash and/or property referred to in Sections 6.01 or 6.02, the delivery to the Committee of such evidence as the Committee shall determine that such cash and/or property is as described in said Sections 6.01 or 6.02 and the age of such Participant.

     6.05 Participation. An Eligible Associate making a Roll-over Contribution prior to becoming a Participant hereunder shall be deemed to be a Participant for all purposes of the Plan except for Articles III and IV hereof.

                           ARTICLE VII

    Accounts; Domestic Relations Orders; Credits and Charges

     7.01 Matching Contribution Accounts. The Committee shall establish on its books a separate Matching Contribution Account with respect to each Fund for each Participant and Former

Participant and shall maintain each such Account at all times while there shall be a credit balance therein.

     7.02 After Tax Accounts. The Committee shall establish on its books a separate After Tax Account with respect to each Fund for each Participant or Former Participant who shall have made an After Tax Contribution under the Pre-Amendment Plan and shall maintain each such Account at all times while there shall be a credit balance therein. The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.

     7.03 Before Tax Accounts. The Committee shall establish on its books a separate Before Tax Account with respect to each Fund for each Participant or Former Participant who shall at any time have made (or be deemed to have made) a Before Tax Contribution hereunder and shall maintain each such Account at all times while there shall be a credit balance therein. The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.

     7.04 Suspense Account. The Committee shall establish on it books a separate Suspense Account with respect to each Fund for each Former Participant to whom the provisions of Sections 10.07 and 10.08 shall apply and shall maintain each such Account until whichever shall occur earlier of (a) the Vested Percentage of such Former Participant becoming equal to one hundred (100) and
(b) the completion by such Former Participant of a Break Year;

provided, however, that, in the event that, at the time a Suspense Account is required to be established with respect to any Former Participant, one or more Suspense Accounts shall already be in existence with respect to him or her, a new and separate Suspense Account shall be established with respect to him or her and all credits and charges to such new and separate Suspense Account, and to each other Suspense Account maintained with respect to him or her, shall be effected without regard to any other Suspense Account maintained with respect to him or her.

     7.05  Vested Accounts.   The Committee shall establish on
its books a separate Vested Account with respect to each Fund for each Participant and Former Participant whose Vested Percentage shall exceed zero and shall maintain each such Account at all times while there shall be a credit balance therein. The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.


     7.06 Rollover Accounts. The Committee shall establish on its books a separate Rollover Account with respect to each Fund for each Participant who shall at any time have effected a Rollover Contribution hereunder and shall maintain each such Account at all times while there shall be a credit balance therein. The credit balance in each such Account shall at all times be one hundred percent (100%) vested and non-forfeitable.

     7.07 Palm Beach Retirement Contributions Accounts. The Committee shall establish on its books a separate Palm Beach Retirement Contributions Account with respect to each Participant who shall have had such an account under the Pre-Amendment Plan on the date immediately preceding the Amendment Date. The credit balance in each such account shall be equal to the credit balance in each such account under the Pre-Amendment Plan as in effect immediately prior to the Amendment Date and shall at all times be one hundred percent (100%) vested and non-forfeitable.

     7.08 Holding Account. The Committee shall establish and maintain on its books a separate Holding Account for the Company which shall be a part of the PVH Fund and which shall be used to hold the forfeitures attributable to Former Participants until the disposition thereof as provided in Article IV.

     7.09 Segregated Accounts with Respect to Qualified Domestic Relations Orders. If any Participant or Former Participant shall become subject to the provisions of a Domestic Relations Order which is served upon the Committee, then, notwithstanding any other provisions hereof to the contrary, the Committee shall, as of and on or as promptly as shall be administratively feasible after the Valuation Date concurrent with or next succeeding the date of its receipt of such Domestic Relations Order,

          (a) if the Committee shall have theretofore determined that such Domestic Relations Order is a Qualified Domestic
     Relations Order, transfer from such Participant's or Former

     Participant's Accounts to the corresponding Accounts of the QDRO Payee under such Domestic Relations Order the amount required to be so transferred and thereafter treat the same as if such QDRO Payee were his or her Originating Participant with respect thereto except to the extent otherwise specifically provided hereunder or thereunder,
or
          (b) if the Committee shall not have theretofore deter-mined that such Domestic Relations Order is a Qualified Domestic Relations Order, transfer from such Participant's or Former Participant's Accounts to a segregated account to be maintained by the Committee and disposed of as provided in Section 7.10 any amounts then payable hereunder to such Participant or Former Participant and which would be re-quired to be so transferred or paid to such QDRO Payee if such Domestic Relations Order were determined to be a Qualified Domestic Relations Order, and, in either case, the Committee shall make appropriate credits and charges to such Accounts.

     7.10 Account Credits and Charges Resulting from Qualified Domestic Relations Order; Segregated Accounts. Each segregated account referred to in Section 7.09 shall be disposed of as fol lows:
          (a) If the Committee shall, within eighteen (18) months of its receipt of the Domestic Relations Order as a result of which such segregated account was established, determine that such Domestic Relations Order is a Qualified Domestic Relations Order, the Committee shall, as promptly as shall be administratively feasible after the date of such determination, cause an amount equal to the credit balance in such segregated account to be paid to the QDRO Payee named therein.

          (b) If the provisions of Section 7.10(a) shall not be applicable, then, the Committee shall, as promptly as shall be administratively feasible after its determination that such Domestic Relations Order is not a Qualified Domestic Relations Order or the expiration of the eighteen (18) month period referred to in Section 7.10(a), as the case may be, cause an amount equal to the credit balance in such segre-gated account to be paid to such Participant or Former Par-ticipant.

     7.11 Effect of Qualified Domestic Relations Orders. If the Committee shall be served with a Domestic Relations Order which is timely determined to be a Qualified Domestic Relations Order, the Committee shall, as of the Valuation Date concurrent with or next succeeding the date of such determination, charge to the Accounts of the Participant or Former Participant referred to therein and credit to the corresponding Accounts of the QDRO Payee thereunder in accordance with his or her Investment Elec-tion as then in effect the amount required to be transferred thereby, and thereafter treat the same as if such QDRO Payee were his or her Originating Participant with respect thereto except to the extent otherwise specifically provided hereunder or there-under.

     7.12 General Account Credits and Charges. Except as otherwise provided in Section 5.05, the Committee shall make the credits and charges to the Accounts specifically provided for herein, and such other credits and charges to such Accounts as may be necessary or desirable in order to correct errors in the administration of the Plan and to carry out the intent and meaning of the Plan and the Trust Agreement and such credits and charges shall be made in such order as shall be necessary or desirable in order to carry out the intent and meaning of the Plan and the Trust Agreement.


                          ARTICLE VIII

                       Trust Fund; General

     8.01 Funds. (a) The Trustee shall establish and maintain the PVH Fund, the value of which as of each Valuation Date shall be equal to the aggregate of the credit balances in the Company's Holding Accounts and the respective Accounts which shall be a part of such Fund of the Participants and Former Participants as of such Valuation Date and the assets of which shall be invested by the Trustee in accordance with the terms of the Trust Agree-ment in shares of the PVH Common Stock and in such short-term obligations and other so-called money-market investments as shall be authorized by the Trust Agreement.

     (b) The Trustee shall establish and maintain such other Funds as shall be determined by the Company with such investment objectives as shall be established by the Company and the value of each Fund as of each Valuation Date shall be equal to the aggregate of the credit balances in the respective Accounts which shall be a part of such Fund of the Participants and Former Par-ticipants as of such Valuation Date and the assets of which shall be invested by the Trustee in accordance with the provisions of the Trust Agreement and in furtherance of such objectives.

     (c)  The Trustee shall establish and maintain the Fixed
Income Fund which shall have the same investments as in the Fixed
Income Fund under the Pre-Amendment Plan as in effect as in effect immediately prior to the Amendment Date.

     8.02 Trust Requirement. The Trustee shall hold each contribution and all other sums and all other property at any time received or acquired by it under the Trust Agreement in trust for the uses and purposes herein and therein set forth and shall allocate the same to the Funds in accordance with the provisions of the Investment Elections and Account Balance Transfer Elections of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and the Plan in accordance with the directions of the Committee.

     8.03 Allocation of Gains and Losses. As of each Valuation Date, the Committee shall determine (a) the value of each Fund exclusive, in the case of the PVH Fund, of any amounts credited to the Company's Holding Accounts as of the Prior Valuation Date, and (b) the credit balances on the Prior Valuation Date in the respective Accounts (other than, in the case of the PVH Fund, the Company's Holding Account) which shall be a part of such Fund of the Participants and Former Participants who shall be Partici-pants or Former Participants on such Valuation Date and who shall have been Participants or Former Participants on the Prior Valuation Date. If the value of such Fund so determined shall exceed the total of such credit balances, the amount of such excess shall be allocated to, and credited to such respective Accounts of, such Participants and Former Participants, pro rata to the respective credit balances in said Accounts on the Prior Valuation Date. If the total of such credit balances shall exceed the value of such Fund so determined, the amount of such excess shall be allocated to, and charged to such respective Accounts of, such Participants and Former Participants, pro rata to the respective credit balances in said Accounts on the Prior Valuation Date.

     8.04 Spendthrift Provisions. The sole interest of each Participant and Former Participant and their respective QDRO Payees and Beneficiaries under the Plan shall be to receive the benefits provided for in the Plan and the Trust Agreement as and when the same shall become due and payable in accordance with the terms hereof, and neither any Participant nor any Former Par-ticipant nor any of their respective QDRO Payees or Beneficiaries shall have any right, title or interest in or to the Trust Fund or any other moneys or other properties at any time held by the Trustee under the Trust Agreement. Except as otherwise provided in section 401(a)(13)(B) of the Code, the right of any Partici-pant or Former Participant or any QDRO Payee or Beneficiary of any Participant or Former Participant to receive or have applied to his or her use any payment becoming due under the Plan shall not be subject to alienation or assignment.

     8.05 Pass Through Voting. Upon the submission of any matter for a vote of the stockholders of the Company of any matter which, if approved or disapproved by such stockholders, could (in the opinion of the Committee) result in a Change in Control of the Company, then, the Committee shall vote the shares of the PVH Common Stock held in the PVH Fund with respect to such matter solely on the following terms and conditions:

          (a) Upon receipt by the Committee of any proxy state-ment, notice or other communication to the stockholders of the Company with respect to such matter, the Committee shall deliver, or cause to be delivered, to each Participant and Former Participant (i) a copy of such proxy statement, notice or other communication and (ii) a statement of the estimated number shares of the PVH Common Stock with respect to which such Participant or Former Participant is entitled to direct the vote.

          (b) If any Participant or Former Participant shall notify the Committee, not later than such time prior to the date of the meeting of the stockholders of the Company at which a vote is to be taken with respect to such matter as the Committee shall reasonably determine, of the manner in which he or she desires that a number of shares of the PVH Common Stock equal to his or her Allocable Voting Shares with respect to such matter shall be voted, the Committee shall vote such number of shares of the PVH Common Stock with respect to such matter in accordance with such notice. Any notice given by a Participant or Former Participant in accordance with the provisions of this Section 8.05(b) may be modified or revoked by such Participant or Former Participant subject to the deadline hereinbefore in this
     Section 8.05(b) set forth applicable to the giving of such notice.

          (c) If the number of shares of the PVH Common Stock with respect to which the Committee is entitled to vote with respect to such matter shall exceed the number of shares with respect to which directions are timely received by the Committee in accordance with the provisions of Section 8.05(b), the number of shares of the PVH Common Stock equal to such excess shall be voted by the Committee with respect to such matter as the Committee shall, in its sole and absolute discretion, so determine.

          (d) For the purposes of this Section 8.05, the term "Allocable Voting Shares", as used with respect to a Participant or Former Participant and with respect to a matter which is submitted for a vote of the stockholders of the Company, shall mean the largest whole number of shares of the PVH Common Stock the value of which on the Valuation Date concurrent with or next preceding the record date for determining the stockholders of the Company entitled to vote on such matter shall be equal to or less than the aggregate value on such Valuation Date of the Accounts of such Par-ticipant or Former Participant which shall be a part of the PVH Fund.
     8.06 Procedure With Respect to Tender Offers. In the event that any Person shall make a tender or exchange offer for, or a request an invitation for tender or exchange of, the shares of PVH Common Stock (an "Offer") to which the provisions of section 13(e) or section 14(d) of the Exchange Act shall apply, then, the Committee shall accept and/or reject such Offer solely on the following terms and conditions:

          (a) Upon receipt by the Committee of any offer statement or other offer material (within the meaning of Rule 13e-4 or Rule 14d-1 under the Exchange Act) ("Mate-rial"), the Committee shall deliver, or cause to be deliver-ed, to each Participant and Former Participant (i) a copy of such Material and (ii) a statement of the estimated number of shares of the PVH Common Stock with respect to which such Participant or Former Participant is entitled to direct the acceptance or rejection of such Offer.

          (b) If any Participant or Former Participant shall notify the Committee, not later than such time prior to the expiration of such Offer as the Committee shall reasonably determine, that he or she desires that the Committee accept or reject such Offer with respect to a number of shares of the PVH Common Stock equal to all, and not less than all, of his or her Allocable Offer Shares with respect to such Offer, the Committee shall accept or reject such Offer with respect to such number of shares of the PVH Common Stock in accordance with the provisions of such notice. Any notice given by a Participant or Former Participant in accordance with the provisions of this Section 8.06(b) may be modified or revoked by such Participant or Former Participant subject to the deadline hereinbefore in this Section 8.06(b) set forth applicable to the giving of such notice.

          (c) If the number of shares of the PVH Common Stock with respect to which the Committee is entitled to accept or reject the Offer shall exceed the number of shares with respect to which directions are timely received by the Committee in accordance with the provisions of Section 8.06(b), the Committee shall accept or reject the Offer with respect to all or a portion of the number of shares of the PVH Common Stock equal to such excess as the Committee shall, in its sole and absolute discretion, so determine.

          (d) In the event that such Offer shall, in accordance with the preceding provisions of this Section 8.06, be accepted by the Committee in whole or in part, the proceeds resulting from such acceptance shall be allocated among all Accounts which shall be a part of the PVH Fund in accordance with the provisions of Section 8.03 maintained for the benefit of the Participants and Former Participants, if any, who shall have directed the Committee to accept such Offer in accordance with the provisions of Section 8.06(b) and, if the Committee shall have accepted such Offer in accordance with the provisions of Section 8.06(c), among all such Accounts maintained for the benefit of the Participants and Former Participants, if any, who shall not have directed the Committee to reject such Offer in accordance with the provi-sions of Section 8.06(b).

          (e) As of, and on or as promptly as shall be adminis-tratively feasible after, the Valuation Date concurrent with or next succeeding the date of the receipt by the Trustee of any proceeds referred to in Section 8.06(d), (i) the Commit-tee shall cause the Trustee to establish a new and distinct fund (the "Additional Fund") as provided in Section 8.01(b) and transfer from the PVH Fund to the Additional Fund the amount of such proceeds and any income attributable thereto and (ii) the Committee shall establish a separate Account as a part of the Additional Fund with respect to each Partici-pant and Former Participant referred to in said Section 8.06(d) and shall charge to each of his or her Accounts which are a part of PVH Fund the amount allocated to such

     Account in accordance with the provisions of said Section
     8.06(d) and any income attributable thereto and credit such amount to his or her Account of the same type which is a part of the Additional Fund.

          (f) For the purposes of this Section 8.06, (i) the term "Allocable Offer Shares", as used with respect to a Participant or Former Participant and with respect to an Offer, shall mean the largest whole number of shares of the PVH Common Stock the value of which on the Applicable Valuation Date with respect to such Offer shall be equal to or less than the aggregate value on such Valuation Date of the Accounts of such Participant or Former Participant which shall be a part of the PVH Fund, (ii) the term "Applicable Valuation Date", as used with respect to an Offer, shall mean the latest Valuation Date which shall occur at least fifteen (15) days prior to the expiration date of such Offer, (iii) the term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar en-tity and (iv) when two (2) or more Persons act as a partner-ship, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndi-cate or group shall be deemed a "Person".

                           ARTICLE IX

         Investment Elections; Account Balance Transfers

     9.01 Investment Elections. Subject to such conditions as the Committee may at any time and from time to time prescribe, each Participant may file with the Committee such Participant's Investment Election as to what percentage of the contributions other than Matching Contributions and Top Heavy Contributions, if any, allocated to such Participant with respect to the period with respect to which such Investment Election shall be in effect shall be credited to each of such Participant's appropriate Accounts; provided, however, that no Participant may elect to have a percentage in excess of twenty-five percent (25%) of his or her Before Tax Contributions and Rollover Contributions credited to his or her Accounts in the PVH Fund; provided, further, however, that no Participant may elect to have any contributions credited to his or her Accounts in the Fixed Income Fund.

     9.02 Account Balance Transfers. (a) General Rule. At such time or times prior to each Valuation Date as the Committee shall from time to time prescribe, and subject to such conditions as the Committee may at any time and from time to time prescribe, each Participant or Former Participant (or, in the event of his or her death, his or her Beneficiaries) may file with the Committee his or her Account Balance Transfer Election to have all or any portion of the credit balance in any one or more of his or her Accounts other than Matching Contribution Accounts which are required to be invested in the PVH Fund as of such Valuation Date transferred from such Account to another Account of the same type in a different Fund; provided, however, that no election to transfer all or any portion of the credit balance in any one or more of his or her Accounts into Accounts of the same type in the PVH Fund may be made by a Participant or Former Participant (or, in the event of his or her death, his or her Beneficiaries) if, as of the Valuation Date immediately preceding such first mentioned Valuation Date, twenty-five percent (25%) or more of the credit balances of his or her Accounts (other than Matching Contribution Accounts) shall be a part of the PVH Fund. As of, and on or as promptly as shall be administratively feasible after, such Valuation Date, the Committee shall charge and credit to such Accounts the amount so transferred (without any interest or earnings accrued thereon from and after such Account Balance Transfer Date) and direct the Trustee to effect corresponding entries to the Funds; provided, however, that no such election by a Participant who shall be a Section 16(b) Participant shall become effective prior to the expiration of a period of six (6) months after the latest to occur of (i) the effective date of his or her first Payroll Contribution to the Plan, (ii) the effective date of the last date on which he or she shall have resumed Payroll Contributions to the Plan as provided in the last sentence of Section 3.01(c) and (iii) the effective date of the last such modification; provided, further, however, that a Participant who shall be a Section 16(b) Participant may only file an Account Balance Transfer Election with respect to an

Account which shall be a part of the PVH Fund during the ten (10) day "window period" beginning on the third day following the release by the Company of its quarterly financial information. Notwithstanding the foregoing provisions of this Section 9.02(a), no election may be filed to transfer any amounts into the Fixed Income Fund as of any Valuation Date and, except at such time or times and subject to such conditions as the Committee may from time to time determine, no election may be made to transfer amounts out of the Fixed Income Fund as of any Valuation Date.

     (b) Special Rule for Non-Transferable Accounts. Notwith-standing the foregoing provisions of this Section 9.02, at such time or times prior to each Valuation Date as the Committee shall from time to time prescribe, each Participant or Former Partici-pant (or, in the event of his or her death, his or her Benefi-ciaries) may file with the Committee his or her Account Balance

Transfer Election to have the entire credit balance in his or her Accounts which shall be Non-Transferable Accounts transferred from such Accounts in the PVH Fund to Accounts of corresponding types but which shall not be Non-Transferable Accounts in differ-ent Funds. As of, and on or as promptly as shall be administra-tively feasible after, such Valuation Date, the Committee shall charge and credit to such Accounts the amount so transferred (without any interest or earnings accrued thereon from and after such Valuation Date) and effect corresponding entries to the Funds; provided, however, that a Participant who shall be a
Section 16(b) Participant may only file an Account Balance Transfer Election with respect to an Account which shall be a part of the PVH Fund during the ten (10) day "window period" beginning on the third day following the release by the Company of its quarterly financial information.

     (c) Special Rule for Matching Contribution Accounts. Notwithstanding the foregoing provisions of this Section 9.02, at such time or times prior to each Valuation Date as the Committee shall from time to time prescribe, each Participant or Former Participant who shall have attained his or her fifty-fifth (55th) birthday on or prior to such Valuation Date may file with the Committee his or her Account Balance Transfer Election to have all or a portion of the credit balance in his or her Matching Contribution Accounts which shall be a part of the PVH Fund transferred to Matching Contribution Accounts in a different Fund or Funds. As of, and on or as promptly as shall be administra-tively feasible after, such Valuation Date, the Committee shall charge and credit to such Accounts the amount so transferred (without any interest or earnings accrued thereon from and after such Account Balance Transfer Date) and effect corresponding entries to the Funds; provided, however, that a Participant who shall be a Section 16(b) Participant may only file an Account Balance Transfer Election with respect to an Account which shall be a part of the PVH Fund during the ten (10) day "window period" beginning on the third day following the release by the Company of its quarterly financial information.

     9.03. Loans. (a) Subject to such conditions as the Committee may at any time and from time to time determine, upon the application of any Participant or Former Participant who is a "party in interest" within the meaning of section 3(14) of the Pension Act, a loan shall be made to such Participant or Former Participant under the Plan. The Committee shall provide that loans be made available to all Participants and Former Partici-pants in a uniform, nondiscriminatory manner and on a reasonably equivalent basis. Only one loan may be outstanding at any time with respect to any Participant or Former Participant.

     (b)  The minimum amount of any loan shall be $1,000.

     (c)  Loans made available to a Participant or Former
Participant in accordance with the provisions of Section 9.03(a) when added to the outstanding balance of all other loans made by the Plan and all other Related Defined Benefit Plans and Related
Defined Contribution Plans to such Participant or Former
Participant shall not exceed the lesser of:

          (i) $50,000 as reduced by the excess, if any, of the highest outstanding balance of any loans previously made by the Plan and all such other plans to such Participant or Former Participant during the one (1) year period ending on the day before the date on which such loan is to be made over the outstanding balance of any loans previously made by the Plan and all such other plans to such Participant or Former Participant on the date on which such loan is made
or
          (ii) fifty percent (50%) of the credit balance in his or her Accounts which shall be one hundred percent (100%) vested and non-forfeitable.

The Committee shall require that any Participant or Former Participant who receives a loan shall (A) give to the Trustee adequate security for the repayment of the amount of such loan (including a lien on the credit balance in his or her Accounts),
(B) issue to the Trustee his or her promissory note for such amount, which note shall (I) have a term of not more than five
(5) years (fifteen (15) years, if such amount is used to acquire the principal residence of the Participant or Former Partici-
pant), (II) bear interest at a rate commensurate with prevailing interest rates charged by persons in the business of lending money for loans made under similar circumstances, and (III) provide for a payment schedule sufficient to pay the current interest and to amortize the principal of such loan on a sub-stantially level basis over the term of such note and (C) irre-vocably authorize the Company and each Affiliated Corporation to withhold from Compensation and other amounts payable to him or her by the Company and/or such Affiliated Corporation and to pay directly to the Trustee the amount required to be paid under such note or provide for such other method of payment as may be acceptable to the Committee. A loan may be pre-paid at any time; provided, however, that any pre-payment shall include the full principal amount of such loan and all interest accrued to the date of such pre-payment.

     (d) The Trustee shall hold each note issued by any Partici-pant or Former Participant in accordance with the provisions of
Section 9.03(a) separately from such Participant's or Former Participant's Accounts and, except as otherwise specifically provided herein, neither such note nor any amounts due and owing to the Trust Fund with respect to such note shall be part of the credit balance in such Participant's or Former Participant's Ac-counts.

     (e) The Committee shall, (i) as of the Valuation Date concurrent with the making of any loan referred to in Section 9.03(a), charge the amount of such loan to the Accounts of the Participant or Former Participant making the same and (ii) as of the Valuation Date concurrent with or next succeeding the Trustee's receipt of any principal and/or interest payments with respect to the note evidencing such loan, credit the same to the Trust Fund and to the Accounts of such Participant or Former Participant in accordance with his or her Investment Election as then in effect.

     (f) In the event that a Participant or Former Participant shall not have fully repaid a loan upon the earliest to occur of

          (i)  such Participant's or Former Participant's death,

          (ii) such Participant's or Former Participant's ceasing to be a Participant or Former Participant in the Plan,

          (iii)  a determination that such Participant or Former
     Participant made a material misrepresentation in his or her loan application,

          (iv) such Participant's or Former Participant's filing for relief under the United States Bankruptcy Code

or

          (v)  the termination of the Plan,
the promissory note described in Section 9.03(b) shall be con-sidered to be in default and the Trustee shall satisfy such loan and cancel such promissory note by repaying the outstanding balance of such loan from such Participant's or Former Participant's Accounts when such Accounts become distributable under the terms of the Plan.

     (g)  Notwithstanding the foregoing provisions of this
Section 9.03, any loan outstanding on the Amendment Date to a Participant was a participant in the Pre-Amendment Plan as in effect on the date immediately preceding the Amendment Date shall be subject to the terms and conditions applicable to loans made under the Pre-Amendment Plan as in effect on the date immediately preceding the Amendment Date.

                            ARTICLE X
  Termination of Participation; Withdrawals; Determination and
Payment of Benefits

     10.01 Termination of Participation. (a) Nothing contained herein shall require the Company or any Affiliated Corporation to continue any Participant in its employ or require any Participant to continue in the employ of the Company and/or any Affiliated Corporation or require the Company and/or any Affiliated Corporation to rehire any Former Participant.

     (b) If any Participant shall cease to be an Eligible As-sociate of one or more Employers but shall continue to be employed by or a Related Associate of the Company and/or any Affiliated Corporation, his or her participation under the applicable Plan shall continue while he or she shall be an Associate or Related Associate of the Company or an Affiliated Corporation but not an Eligible Associate of one or more Employers, but he or she shall not be entitled to share in any allocations of the Matching Contributions, the Additional Contributions and the Top Heavy Contributions and he or she shall be deemed to have suspended his or her Payroll Authorization as then in effect for the period during which he or she shall be so employed but shall not be an Eligible Associate, and such Payroll Authorization shall not be subject to renewal during such period.

     (c) If any Participant shall cease to be an Associate or Related Associate of the Company and all Affiliated Corporations for any reason whatever, including his or her death, his or her participation under the Plan shall terminate as of the last business day of the calendar month in which such cessation shall occur.

     10.02 Withdrawal of After Tax Contributions. Upon the request to the Committee of any Participant or Former Partici-pant, there shall be paid to such Participant or Former Par-ticipant in cash the amount equal to whichever shall be least of
(a) the amount specified in, or calculated in accordance with the provisions of, such request, (b) the amount equal to the excess, if any, of the aggregate of the After Tax Contributions there-tofore made by such Participant or Former Participant over the aggregate of the amounts theretofore paid to such Participant or Former Participant in accordance with the provisions of this
Section 10.02 or (c) the aggregate of the credit balances in his or her After Tax Accounts as of the Valuation Date of payment. Such payment shall be made as of, and on or as promptly as shall be administratively feasible after, the Valuation Date next succeeding the date of the receipt of such request by the Committee (without any interest or earnings accrued thereon from and after such Valuation Date) and the Committee shall, as of such Valuation Date, charge such payments pro rata to his or her After Tax Accounts.

     10.03 Withdrawal of Vested Matching Contributions. (a) Upon the request to the Committee of any Participant whose Vested Percentage shall be one hundred (100), such Participant shall be entitled to receive a benefit in an amount equal to whichever shall be lesser of (a) the amount specified in, or calculated in accordance with the provisions of, such request and (b) the amount equal to the credit balances in his or her Matching Contribution Accounts on the Valuation Date following the date of the receipt of such request by the Committee which shall be attributable to contributions allocated to him or her at least two (2) years prior to such Valuation Date.

     (b) Each payment referred to in Section 10.03(a) shall be made as of, and as promptly as administratively feasible after, the Valuation Date following the date on which the request therefor is received by the Committee (without any interest or earnings accrued thereon from and after such Valuation Date), and the Committee shall, as of such Valuation Date, charge such payment to the Matching Contribution Accounts of the Participant requesting the same and direct the Trustee to effect correspond-ing entries to the Funds.

     10.04 Withdrawal of Before Tax Contributions and Rollover Contributions. (a) Upon the request to the Committee of any Participant, if the Committee shall in its sole and absolute discretion and in accordance with the provisions of Section 10.04(b) determine that such Participant has suffered an imme-diate and heavy financial need, there shall be paid to such Participant in cash the amount equal to whichever shall be least of (i) the amount specified in, or calculated in accordance with provisions of, such request, (ii) the amount equal to the excess, if any, of the aggregate of the Before Tax Contributions (but not any earnings thereon) and Rollover Contributions theretofore made by such Participant over the aggregate of the amounts theretofore paid to such Participant in accordance with the provisions of this Section 10.04(a), (iii) such amount as shall be determined by the Committee in accordance with the provisions of Section 10.04(b) to satisfy such financial need or (iv) the aggregate of the credit balances in his or her Before Tax Accounts and Rollover Accounts as of the Valuation Date of payment. Such payment shall be made as of, and on or as promptly as shall be administratively feasible after, the Valuation Date next succeed-ing the date of the approval of such request by the Committee (without any interest or earnings accrued thereon from and after such Valuation Date) and the Committee shall, as of such Valua-tion Date, charge such payment pro rata to his or her Before Tax Accounts and Rollover Accounts and direct the Trustee to make appropriate entries to the Funds. No Withdrawal shall be made by any Participant in accordance with the provisions of this Section 10.04(a) unless such Participant shall have made the maximum amount of the Withdrawal permitted under the provisions of Sections 10.02 and 10.03 and shall have made the maximum loan permitted under the provisions of Section 9.03.

     (b) In determining the amount of a Withdrawal to be per-mitted under the provisions of Section 10.04(a), the Committee shall examine all relevant facts and circumstances to determine whether the Participant requesting such Withdrawal has an imme-diate and heavy financial need. A financial need shall not fail to be immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by such Participant. The Committee shall require a Participant to submit any and all documentation which it deems necessary to substantiate the existence of a financial need. The circumstances under which a financial need shall be deemed to exist shall include financial needs attributable to:

          (i) medical expenses described in section 213(d) of the Code previously incurred by such Participant, his or her Spouse or any dependents of such Participant (as defined in section 152 of the Code) or necessary for such persons to obtain medical care described in section 213(d) of the Code;
          (ii) purchase (excluding mortgage payments) of a principal residence of such Participant;

          (iii) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for such Participant, his or her Spouse or any children or dependents of such Participant (as defined in section 152 of the Code); or

          (iv) the need to prevent the eviction of such Partici-pant from his or her principal residence or foreclosure on the mortgage of such Participant's principal residence.

     (c)  A distribution in accordance with the provisions of
Section 10.04(a) will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant if and to the extent that the amount of such distribution is in excess of the amount required to relieve the financial need of such Participant or to the extent that such need may be satisfied from other resources that are reasonably available to such Participant; provided, however, that the amount of the distribution shall include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution. This determination shall be made in the sole and absolute discretion of the Committee on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Committee reasonably relies upon a Participant's written representation that the need cannot be relieved:

          (i) through reimbursement or compensation by insurance or otherwise;

          (ii) by reasonable liquidation of such Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

          (iii) by cessation of Payroll Contributions under the Plan and cessation of contributions to each other plan in which such Participant is eligible to participate; or

          (iv) by other distributions or nontaxable (at the time of the loan) loans from the Plan and from every other plan maintained by the Company and/or any Affiliated Corporation or by borrowing from commercial sources on reasonable commercial terms.

     For purposes of this Section 10.04, a need cannot reasonably be relieved by any of the means set forth above if the effect of the use of such means would be to increase the amount of the Participant's need. In addition, for purposes of this Section 10.04, a Participant's resources shall be deemed to include those assets of his or her Spouse and minor children that are reasonably available to such Participant.

     10.05 Prohibitions Resulting from Withdrawal. (a) If any Participant shall effect a Withdrawal as of any Valuation Date, such Withdrawal shall be deemed to be a suspension of such Participant's Payroll Authorization as then in effect commencing on the first day of the calendar month next succeeding the calendar month in which such Valuation Date shall occur, and such Payroll Authorization shall not be subject to renewal until (i) the first day of the calendar month occurring at least twelve
(12) months subsequent to such Valuation Date, if such Withdrawal shall be a Withdrawal referred to in Section 10.04, or (ii) the first day of the calendar month occurring at least six (6) months subsequent to such Valuation Date, if such Withdrawal shall not be a Withdrawal referred to in Section 10.04.

     (b) A Participant who has effected a Withdrawal referred to in Section 10.04 shall not be eligible to make contributions to any Prohibited Plan maintained by the Company and/or any Affiliated Corporation from the date of such Withdrawal until the first day of the calendar month occurring at least twelve (12) months subsequent to the date of such Withdrawal.

     (c) If any Participant shall effect a Withdrawal referred to in Section 10.04 as of any Valuation Date, then, notwithstand-ing the provisions of Section 3.01, his or her Before Tax Contri-butions to the Plan with respect to the Plan Year following the Plan Year in which such Withdrawal shall be effected shall not exceed an amount equal to the excess of the $7,000 limitation referred to in section 402(g)(1) of the Code as adjusted with respect to the calendar year ending contemporaneously with such following Plan Year in accordance with the provisions of section 402(g)(5) if the Code over his or her Before Tax Contributions to the Plan with respect to the Plan Year in which such Withdrawal shall be effected.

     10.06  Limited Guarantee.  In the event that (a) the sum of
(i) the credit balances in the Before Tax Accounts and After Tax Accounts and (ii) the Vested Percentage of the credit balance in the Matching Contribution Accounts of any Former Participant on the Valuation Date concurrent with his or her Termination Date shall be less than the aggregate of the Payroll Contributions theretofore made by such Former Participant and not distributed to such Participant in accordance with the provisions of Sections

3.04, 5.01(b), 5.02(b) or 5.06, and (b) such Former Participant shall not at any time have effected a Withdrawal or otherwise re-ceived any benefits under the Plan, then, the Committee shall, as of such Valuation Date, treat an amount equal to the lesser of

          (i) the excess of the aggregate of the Payroll Contributions theretofore made by such Former Participant under the Plan and not so distributed over the sum of (A) the credit balances in his or her After Tax Accounts on such Valuation Date, (B) the credit balances in his or her Before Tax Accounts on such Valuation Date and (C) the Vested Percentage of the credit balances in his or her Matching Contribution Accounts on such Valuation Date

or

          (ii) an amount equal to the Non-Vested Percentage of the credit balances in his or her Matching Contribution Accounts on such Valuation Date as if such amount was included in the fully vested portion of the credit balances in his or her Matching Contribution Accounts.

     10.07 Disposition of Matching Contribution Accounts. The Committee shall, as of, and on or as promptly as shall be admin-istratively feasible after, the Valuation Date concurrent with or next succeeding the earlier to occur of a Former Participant's Initial Payment Date or Required Beginning Date and, if his or her Required Beginning Date shall be prior to his or her Termi-nation Date, as of each Valuation Date thereafter through and including the Valuation Date concurrent with his or her Termi-nation Date,

          (a) charge to his or her Matching Contribution Accounts, and credit to his or her corresponding Vested Accounts, an amount equal to his or her Vested Percentage of the credit balance in such Matching Contribution Accounts as of such Valuation Date
and
          (b) charge to such Matching Contribution Accounts, and credit to his or her corresponding Suspense Accounts, an amount equal to the remainder, if any, of the credit balance in such Matching Contribution Accounts as of such Valuation Date.

     10.08 Disposition of Suspense Accounts. The credit balance in each Suspense Account of a Participant or Former Participant shall be disposed of as follows:

          (a) If such Suspense Account shall be terminated by reason of such Participant's or Former Participant's Vested Percentage becoming equal to one hundred (100), the Commit-tee shall, as of the Anniversary Date occurring in the Plan Year in which such Vested Percentage shall so become equal to one hundred (100), charge to such Suspense Account, and credit to such Participant's or Former Participant's corre-sponding Vested Account, an amount equal to the credit balance in such Suspense Account as of such Anniversary Date.

          (b) If such Suspense Account shall be terminated by reason of such Former Participant's having incurred a Break Year, the Committee shall, as of the Anniversary Date occurring in such Break Year, (i) charge to such Suspense Account, and credit to such Former Participant's corres-ponding Vested Account, an amount equal to the Suspense Vested Portion thereof and (ii) charge to such Suspense Account, and credit to the Company's Holding Account, an amount equal to the remainder, if any, of the credit balance therein and direct the Trustee to make appropriate entries to the Funds.

          (c) If any Former Participant who shall have had a Suspense Account established with respect to him or her disposed of in accordance with the provisions of Section 10.08(b) shall once again become a Participant prior to the completion of five (5) consecutive Break Years, and if he or she shall then receive credit for a Credited Vesting Year, then, the Company shall, as of, and on or as promptly as shall be administratively feasible after, the Anniversary Date following the date on which such Former Participant shall have received credit for such Credited Vesting Year, pay to the Trustee an amount equal to the amount forfeited with respect to such Suspense Account in accordance with the provisions of Section 10.08(b) and the Committee shall credit the amount so paid to the Trustee to such Suspense Account and direct the Trustee to make appropriate entries to the Funds.

     10.09 Payment of Benefits. (a) Each Original Payee who shall achieve his or her Initial Payment Date shall, except as otherwise provided in Section 10.10, be entitled to receive an amount equal to the sum of (i) the credit balances in his or her Before Tax Accounts and his or her After Tax Accounts as of his or her Initial Payment Date, (ii) the credit balances in his or her Vested Accounts as of his or her Initial Payment Date and
(iii) the credit balance in his or her Rollover Accounts as of his or her Initial Payment Date. Such amount shall be payable to such Original Payee as of, and on or as promptly as shall be administratively feasible after, such Initial Payment Date (without any interest or earnings accrued thereon from and after such Initial Payment Date); provided, however, that the credit balance in an Original Payee's Palm Beach Contribution Account, if any, shall be payable in accordance with the provisions of Appendix B; provided, further, however, that an Original Payee's Annuity Benefit Amount, if any, shall be payable in accordance with the provisions of Appendix A.

     (b) Each Original Payee who shall have been entitled to receive a distribution from the Pre-Amendment Plan as in effect on the date immediately preceding the Amendment Date may elect to receive his or her benefit in annual installments in a number selected by the Participant (not less than two (2) and not more than ten (10); provided, however, that the credit balance in an Original Payee's Palm Beach Retirement Contributions Account, if any, shall be payable in accordance with the provisions of Appendix B; provided, further, however, that an Original Payee's Annuity Benefit Amount, if any, shall be payable in accordance with the provisions of Appendix A.

     (c) The Committee shall, as of the Valuation Date concur-rent with a Former Participant's Initial Payment Date, charge to each of such Former Participant's Accounts the amounts referred to in Section 10.09(a) or 10.09(b) and direct the Trustee to make corresponding entries to the Funds.

     10.10 Election of Stock Payment. All payments referred to in Section 10.09(a) shall be made in cash in a single sum as of, and on or as promptly as shall be administratively feasible after, the Valuation Date as of which such payment is required to be made (without any interest or earnings accrued thereon from and after such Valuation Date); provided, however, that, if any Former Participant (or, in the event of his or her death, his or her Beneficiaries) shall, no later than fifteen (15) days prior to such Valuation Date, file with the Committee a Stock Payment Election, then, the Committee shall direct the Trustee to dis-tribute to such Former Participant (or his or her Beneficiaries) the largest whole number of shares of the PVH Common Stock, registered in the name of such Former Participant (or his or her Beneficiaries), the value of which on such Valuation Date shall be equal to or less than the amounts charged to those of such Former Participant's Accounts which shall be a part of the PVH Fund in accordance with the provisions of Section 10.09(b) and pay in cash to such Former Participant (or his or her Benefi-ciaries) an amount equal to the excess, if any, of the amounts so charged to such Accounts over such value of such shares so dis-tributed and the Committee shall direct the Trustee to make corresponding entries to the PVH Fund.

     10.11 Required Distribution. Each Participant whose Required Beginning Date shall precede his or her Termination Date shall be entitled to receive annual installments during the period commencing on his or her Required Beginning Date and ending with the installment due as of the Anniversary Date next preceding his or her Termination Date, the first such installment being payable as of, and on or as promptly as shall be adminis-tratively feasible after, the Anniversary Date concurrent with his or her Required Beginning Date and each subsequent install-ment being payable as of, and on or as promptly as shall be administratively feasible after, each subsequent Anniversary Date thereafter. Each installment shall be in an amount equal to the fraction of the aggregate amount of the credit balances in his or her Accounts on the Anniversary Date next preceding the Anniver-sary Date as of which payment of such installment is to be made the numerator of which shall be one and the denominator of which shall be

          (a) if his or her Beneficiary on such Anniversary Date shall be his or her Spouse, the largest whole number which shall be equal to or less than the expected return multiple derived from Table VI contained in Regulation 1.72-9 promulgated under the Code based upon the birthdays of such Participant and his or her Spouse occurring in the calendar year in which such Anniversary Date shall occur,

or

          (b) if his or her Beneficiary on such Anniversary Date shall be a natural person who shall not be his or her Spouse, the largest whole number which shall be equal to or less than the expected return multiple derived from said Table VI based upon the birthdays of such Participant or Former Participant and such Primary Beneficiary occurring in the calendar year in which such Anniversary Date shall occur, except that, if such Primary Beneficiary shall be more than ten (10) years younger than such Participant, such expected return multiple shall be determined on the assumption that the date of birth of such Beneficiary is ten
     (10) years after the date of the birth of such Participant, or

          (c) if his or her Beneficiary on such Anniversary Date shall not be a natural person, his or her Applicable Denominator shall not exceed the largest whole number which shall be equal to or less than the expected return multiple derived from Table V contained in such Regulation based upon the birthday of such Participant occurring in the calendar year in which such Anniversary Date shall occur
(without any interest or earnings accrued thereon from and after such Anniversary Date) or such greater amounts as may be required under Regulations promulgated by the Secretary of the Treasury under the authority of section 401(a)(9) of the Code and the Committee shall charge such amount pro rata to such Accounts and the Committee shall direct the Trustee to make corresponding entries to the Funds. If such Participant shall have theretofore filed with the Committee a Stock Payment Election, the Committee shall direct the Trustee to distribute to such Participant the largest whole number of shares of the PVH Common Stock, registered in the name of such Participant, the value of which on such Anniversary Date shall be equal to or less than the amounts so charged to those of such Accounts which shall be a part of the PVH Fund and, in any event, pay in cash to such Participant an amount equal to the excess, if any, of the amounts so charged to such Accounts over such value of such shares so distributed.

     10.12 Age 59-1/2 Distribution. As of any Valuation Date on or after a Participant's attainment of age fifty-nine and one-half (59-1/2), a Participant may make a Withdrawal of the entire value of his or her Accounts by giving notice to that effect to the Committee, in writing, at least thirty (30) days in advance of such Valuation Date; provided, however, that no such Withdrawal may be made with respect to the Non-Vested Percentage of the credit balance or a Participant's Matching Contribution Accounts. Such payment shall be made as of, and on or as promptly as shall be administratively feasible after, such Valuation Date (without any interest or earnings accrued thereon from and after such Valuation Date) and the Committee shall, as of such Valuation Date, charge such payment to such Participant's Accounts and direct the Trustee to make corresponding entries to the Funds.

     10.13 Direct Rollovers. Notwithstanding the foregoing provisions of this Article X, if a Former Participant or Spouse of a deceased Former Participant who is entitled to receive an Eligible Rollout Distribution shall become a participant in an Eligible Receptacle Plan, and if such Former Participant or Spouse of a deceased Former Participant shall so direct, and the appropriate fiduciaries of such Eligible Receptacle Plan shall agree, the Trustee shall, at the direction of the Committee, transfer from the Trust to such Eligible Receptacle Plan an amount equal to such portion of such Eligible Rollout Distri-bution as such Former Participant shall determine. Such amount shall be transferred as of and on or as promptly as shall be administratively feasible after the Valuation Date next succeed-ing the date of such request.

     10.14 Section 401(a)(14) Requirement. Notwithstanding any other provisions of the Plan to the contrary, if any payment in accordance with the provisions of Section 10.09(a), 10.11 or
10.13 is to be made as of a Valuation Date which shall be on or subsequent to the Normal Retirement Date of the Participant or Former Participant referred to therein, such payment (or a substantial portion thereof) shall be made no later than the sixtieth (60th) day next succeeding the last day of the Plan Year in which such Valuation Date shall occur.

     10.15 Withholding. All payments made to any Participant or Former Participant (and/or his or her QDRO Payee or Beneficia-ries) shall be subject to withholding and to such other deduc-tions as shall at the time of such payment be required pursuant to any income tax or other law, whether of the United States or any other jurisdiction, and the delivery to the Committee of such receipts and/or releases as the Committee may reasonably request and, in the case of payments to QDRO Payees or Beneficiaries of deceased Former Participants, the delivery to the Committee of all necessary tax waivers and other documents.

     10.16 Payments to Minors. If the Beneficiary of any Participant, Former Participant or QDRO Payee shall be a minor, the Committee shall be fully protected if any payment required to be made to such minor is made to any person who shall be a custodian for such minor under the provisions of the Uniform Gifts to Minors Act in effect in the State in which such minor shall reside at the time of such payment.

     10.17 Missing Payees. Notwithstanding any provisions hereof to the contrary, if the Committee is unable to locate any Former Participant, QDRO Payee or Beneficiary who is entitled to a payment of his or her benefits within five (5) years of his or her Initial Payment Date, such amounts shall be treated as a forfeiture and credited to the Company's Holding Account as of the Anniversary Date concurrent with or next succeeding the date of such forfeiture and the Committee shall direct the Trustee to make appropriate entries to the Funds; provided, however, that, in the event such Former Participant, QDRO Payee or Beneficiary is located subsequent to the time such a forfeiture occurs and prior to the termination of the Plan, the amount forfeited, but not any interest or earnings thereon, shall be restored by the Company to such Former Participant's or QDRO Payee's Accounts no later than the Valuation Date concurrent with or immediately succeeding the date on which such Former Participant, QDRO Payee or Beneficiary is located, the Committee shall direct the Trustee to make appropriate entries to the Funds and such amount shall be distributed in accordance with the provisions of this Article X.

                           ARTICLE XI

                          The Committee

     11.01 The Committee. There shall at all times be at least three (3) individuals, any or all of whom may be Participants or Former Participants, acting as a Committee hereunder.

     11.02 Resignation and Removal of Committee Members. Any Committee member may at any time resign by giving to the Company and to the remaining Committee member or Committee members, if any, then acting hereunder written notice of such resignation;

any such resignation shall become effective upon the last business day of the calendar month next succeeding the calendar month in which such notice shall be received by the Company or on such earlier date as the Company may determine. The Board may at any time remove any or all of the Committee members then acting hereunder by giving written notice of such removal to all of the Committee members then acting hereunder; any such removal shall become effective immediately upon the delivery of such notice to the Committee member so removed or on such later date as may be specified in such notice.

     11.03 Appointment of Committee Members. The Board may, at any time and from time to time, and, if at any time there shall be less than three (3) Committee members acting hereunder, the Board shall, designate one or more individuals to act as an additional or successor Committee member or Committee members by giving written notice of such designation to the Committee member or Committee members, if any, then acting hereunder and to each such designee; any such designation shall become effective upon the execution and delivery by such designee to the Company of a written instrument agreeing to act as a Committee member under the terms and provisions of the Plan or on such later date as may be specified in such first mentioned notice.

     11.04 Prohibition Against Self Determination. No Committee member at any time acting hereunder who is a Participant or Former Participant shall, acting in his or her capacity as a Committee member, have any voice in any decision of the Committee made uniquely with respect to such Committee member or his or her participation or benefits hereunder.

     11.05 Majority Rule. In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, but not limited to, the Employers, all persons at any time in the employ of the Company and/or any Affiliated Corporation, the Participants and Former Participants and their respective QDRO Payees and Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

     11.06 Successor Committee Members. Subject to the provi-sions of Section 11.04, each additional and each successor Com-mittee member at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the original Committee members hereunder and all of the duties and obligations so imposed upon the original Committee members hereunder.

     11.07 No Bond. Except as otherwise required by law, no Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his duties as such Committee member.

     11.08 Named Fiduciary. The Company and each member of the Committee shall be deemed to be a "named fiduciary" within the meaning of section 402(a)(2) of the Pension Act with respect to the Plan. The Company shall be deemed to be the "administrator" of the Plan within the meaning of section 3(16)(A) of the Pension Act.



                           ARTICLE XII

                         Administration

     12.01 Control. Except as otherwise specifically provided herein or in the Trust Agreement, the Trustee shall have the responsibility for the management and control of the assets of the Trust and the Committee shall have the remaining administrative responsibility with respect to the Plan.

     12.02 Auditors, Accounts and Attorneys. The Committee may retain auditors, accountants and legal counsel selected by it. Any Committee member may himself or herself act in any such capacity, and any such auditor, accountant and legal counsel may be persons acting in a similar capacity for the Company and/or any Affiliated Corporation and may be an Associate of the Company and/or any Affiliated Corporation. The opinion of any such auditor, accountant or legal counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

     12.03 Designation of Service Providers. The Committee may engage such persons as it shall determine to perform on its behalf the services required of it hereunder and, without in any manner limiting the generality of the foregoing, may, by a written instrument, (a) designate each or any of the Committee members and/or any one or more other persons, severally or jointly, to execute, on behalf of the Committee, all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Plan and the Trust Agreement and
(b) change any such designation theretofore made. Any Committee member acting by himself or herself may similarly revoke any such designation theretofore made. Any third party may rely upon the continued effectiveness of any such designation until such third party shall have notice of the change or revocation thereof.
     12.04 Compensation and Expenses. Each Committee member who shall not be a Participant in the Plan and/or a full-time Associate of the Company and/or any Affiliated Corporation shall be entitled to receive, as compensation for his or her services hereunder, such fees as he or she and the Company may from time to time agree. The Company shall pay such compensation and shall also pay (and/or reimburse the Committee for) the reasonable ex-penses incurred by the Committee in the administration of the Plan and the Trust, including, but not limited to, the fees and compensation of the persons referred to in Sections 12.02, 12.03 and 12.06, but all brokerage commissions, transfer taxes, income taxes and similar fees and expenses shall be charged against the Fund to which they relate.

     12.05 Records and Forms. The Employers, the Committee and the Trustee shall each keep such records, and shall each give timely notice to the others of such information, as shall be proper, necessary or desirable in order to effectuate the purposes of the Plan and the Trust Agreement. Neither any Employer nor the Committee nor the Trustee shall be required to duplicate any records kept by any of the others. To the extent that the Company and/or the Committee shall prescribe forms for use by the Participants and Former Participants and their respec-tive QDRO Payees and Beneficiaries in communicating with the Em-ployers or the Committee, as the case may be, and shall establish periods during which communications may be received, they shall respectively be protected in disregarding any notice or communi-cation for which a form shall so have been prescribed and which shall not be made on such form, and any notice or communication or election for the receipt of which a period shall so have been established and which shall not be received during such period. The Employers and the Committee shall respectively also be pro-tected in accepting any notice or communication or election which shall not be made on the proper form and/or in accepting any notice or communication or election which shall not be received during the proper period, and their doing so shall not be deemed to create any precedent with respect thereto. The Employers and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.

     12.06 Allocation and Delegation of Responsibilities. In addition to all rights to allocate and delegate responsibilities, obligations or duties specifically granted to the Committee by the provisions hereof, it is specifically understood that the Committee members are hereby granted, and shall always have, to the fullest extent allowed by law, by a written instrument executed by all of them and revocable by any one or more of them, the power to allocate any and all specific responsibilities, obligations or duties among themselves and to delegate to any other person, firm or corporation (including the Company and/or any Affiliated Corporation) the obligation to carry out any responsibilities of the Committee hereunder and, to the extent of any such allocation or delegation, the Committee member or mem-bers effecting such allocation or delegation shall have no responsibility for any acts or omissions of the Committee member or members or other person, firm or corporation to whom such responsibilities, obligations or duties have been allocated or delegated.

     12.07 Prudent Person Rule. In the administration of the Plan, the members of the Committee shall discharge their duties solely in the interest of the Participants and Former Partici-pants and their respective QDRO Payees and Beneficiaries for the exclusive purpose of providing benefits to the Participants and Former Participants and their respective QDRO Payees and

Beneficiaries and the payment of the expenses of the Plan and the Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     12.08 Non-Discrimination Requirement. All determinations made hereunder by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be. Neither the Company nor the Committee, in making any such determination, or in taking any other action in connection with the administration of the Plan, shall discriminate in favor of persons who are Highly Compensated Associates of one or more Employers.

     12.09 Disputed Matters. In the event that any disputed matter shall arise hereunder, including, but not limited to, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan and the applic-ability and interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, but not limited to, the Employers, the Committee members, all persons at any time in the employ of the Company and/or any Affiliated Corporation and the Participants and Former Participants and their respective QDRO Payees and Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

     12.10 Exculpation of Committee Members and Service Providers. Except as otherwise provided in section 405(a) of the Pension Act, (a) no Committee member shall be answerable or accountable for any act, default, neglect or misconduct of the Trustee, (b) no Committee member shall be answerable or account-able for any act, default, neglect or misconduct of any person referred to in Sections 12.02, 12.03 and 12.06 or of any deposi-tory of any funds of the Trust or of any other person transacting business with the Committee if such person, depository or custo-dian shall have been selected by the Committee in good faith and if the selection of such person, depository or custodian or the allocation and delegation to such person, depository or custodian shall not constitute a violation of section 404(a)(1) of the Pen-sion Act, (c) no Committee member shall be answerable or account-able for any act, default, neglect or misconduct of any other Committee member or members or be otherwise answerable or account-able under any circumstances whatever except for his or her own bad faith to the extent that responsibilities, obligations or duties have been allocated to the Trustee or such other Committee member or members in accordance with the provisions of Sections
12.03 or 12.06 and (d) no auditor, accountant or legal counsel retained by the Committee or any person engaged by the Committee for the purposes set forth in Sections 12.02 or 12.06 shall be answerable or accountable under any circumstances whatever except for the breach of responsibilities, obligations or duties specifically imposed upon and allocated to him or her by the Com-mittee.

     12.11 Exculpation of Employers, Officers and Directors. No Employer shall have any responsibility or liability whatever hereunder or under the Trust Agreement except to make any payment to the Trustee required under the provisions hereof or thereof, and no director or officer of any Employer who is not a Committee member shall have any responsibility or liability whatever hereunder or under the Trust Agreement, and no director or officer of any Employer who is a Committee member shall have any responsibility or liability whatever hereunder or under the Trust Agreement other than by reason of being a Committee member.


                          ARTICLE XIII

                    Adoption by Subsidiaries

     13.01 Adopted by Affiliated Corporations. Any Affiliated Corporation may, pursuant to a resolution of its board of directors, with the consent of the Board, adopt the Plan for the exclusive benefit of its Associates eligible to participate hereunder; provided, however, that each Affiliated Corporation which was an Employer under the Pre-Amendment Plan immediately prior to the Amendment Date shall be deemed to have adopted the Plan as of the Amendment Date without the necessity of any further action by the Board or such Affiliated Corporation. Such adoption shall be effective as of such Entry Date thereafter as shall be specified by such subsidiary and consented to by the Board.

     13.02 Adoption by New Affiliated Corporations. If any division of an Employer shall be incorporated and shall thereby become an Affiliated Corporation, then, unless the Board shall otherwise determine, such Affiliated Corporation shall be deemed to have adopted the Plan effective as of the date of such incorporation and shall become an Employer hereunder as of such date without the necessity for any action by its board of direc-tors and without the necessity of the consent of the Board.

     13.03 Corporate Reorganizations. Any corporation into which an Employer may be merged, or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which an Employer may be a party, or any corporation to which all or substantially all of the assets of an Employer may be transferred, shall, so long as it shall continue to be a subsidiary of the Company, continue as an Employer hereunder without the execution or filing of any instrument or the performance of any further act.


                           ARTICLE XIV

                 Amendment; Termination; Merger

     14.01 Power to Amend and Terminate. The Company may, at any time and from time to time, pursuant to a resolution of the Board, amend, prospectively or retroactively, the terms and pro-visions of the Plan and/or the Trust Agreement and any Employer may, at any time, pursuant to a resolution of its board of directors, similarly terminate the Plan and/or the Trust with respect to its Associates; provided, however, that, (a) no such amendment or termination shall adversely affect the credit balance, if any, in any Participant's or Former Participant's Accounts on the date of such amendment or termination or reduce the Vested Percentage thereof, (b) notwithstanding any such amendment or termination, except as otherwise provided in Section 5.06, it shall be impossible, whether by operation or natural termination of the Plan or the Trust, or in accordance with the provisions of this Section, or by the happening of a contingency, or by collateral arrangement, or by any other means, for any part of the corpus of or the income from the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the Participants and Former Participants and their respective QDRO Payees and Beneficiaries and the payment of the expenses of the Plan and the Trust, and (c) no such amendment or termination shall adversely affect the amount which any Participant, Former Participant, QDRO Payee or Beneficiary shall be entitled to receive if the effective date of such amendment or termination were his or her Termination Date (or, in the case of a QDRO Payee, the Termination Date of her Originating Participant).

     14.02 Termination and Discontinuance of Contributions. In the event of, and upon, the termination or partial termination of the Plan for any cause or the complete discontinuance of contributions, whether or not the Trust shall also terminate concurrently therewith, (a) the credit balances in the Accounts of all Participants and Former Participants in the Plan (or, in the case of the partial termination of the Plan, the Accounts of the Participants and Former Participants affected thereby) shall become one hundred percent (100%) vested and non-forfeitable and
(b) the Committee shall direct the Trustee, as of, and on or as promptly as shall be administratively feasible after, whichever shall occur first of (i) the termination of a Participant's employment by the Company and all Affiliated Corporations and
(ii) the termination of the Trust, to pay, in accordance with the provisions of Article X hereof, to such Participant or Former Participant (and/or his or her QDRO Payee or Beneficiaries) the amount to which he or she is entitled, in the case of termination of participation, or would have been entitled if his or her participation had terminated at the time of such termination of the Trust, in the case of the termination of the Trust.

     14.03 Merger Prohibition. Neither the Plan nor the Trust shall be merged or consolidated with, or transfer any of its assets or liabilities to, another plan and/or trust, as the case may be, unless, immediately after such merger, consolidation or transfer, each Participant, Former Participant, QDRO Payee and Beneficiary shall be entitled to receive a benefit which is at least as large as the benefit he or she would have been entitled to receive if such Plan and/or Trust had been terminated immediately prior to such merger, consolidation or transfer.

                           ARTICLE XV

                          Construction

     15.01 New York Law. The Plan has been executed in, and, except as otherwise provided in section 514 of the Pension Act, the Plan shall be construed and regulated in accordance with the laws of, the State of New York.

     15.02 Context. To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any feminine pronoun used herein shall be construed to include also the similar mascu-line pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

     15.03 Headings. The section headings contained herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of the Plan.

     15.04 Close of Business. Any reference herein to any date or day shall be deemed to be a reference to the close of business on such date or day.

     IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be adopted and executed as of the day and year first written above.
                              PHILLIPS-VAN HEUSEN CORPORATION


                              By: ___________________________


                           APPENDIX A

I. Form of Distribution Attributable to the Annuity Benefit
Amount Attributable to Transfers from the Palm Beach Incorporated
Retirement Investment Savings Plan and the 401(k) Savings and
Thrift Plan of Trifari, Krussman & Fishel:

     A. Upon a Participant's retirement or other termination of employment (other than death, such Participant shall be entitled to elect one of the following forms of payment with respect to the Annuity Benefit Amount by filing the appropriate form with the Committee in accordance with such rules and procedures as the Committee shall prescribe:

          (a)  A single life annuity;

          (b) A joint and 50%, 66-2/3% or 100% surviving spouse annuity;

          (c) A joint and 50%, 66-2/3% or 100% contingent annuity;

          (d) A period certain and life annuity for a period of 5, 10 or 15 years;

          provided that if the Participant elects to receive the Annuity Benefit Amount in the form of an annuity, such Participant shall be subject to the qualified joint and survivor annuity rules described in Part II of this Appendix A.

          Notwithstanding the foregoing, a Participant who is entitled to receive an Annuity Benefit Amount attributable to the Palm Beach Retirement Contributions
          Account shall be subject to the provisions of Appendix
          B hereof.

          A Participant shall be given the right, by filing the appropriate form with the Committee at least 15 days in advance (or such other period as the Committee may from time to time prescribe), to elect to receive a distribution of his or her account balance in the form of the options provided under this Appendix A.

          In the absence of a distribution election, the distribution of the Participant's account balance shall be made in a single lump sum in cash upon his or her attainment of Normal Retirement Age, unless such Participant elects (on the appropriate form provided by the Committee) a different distribution option prior to attaining Normal Retirement Age.

          The Participant's account balance shall be determined, and distribution of such amount pursuant to this Appendix A shall be made, as soon as practicable following such Participant's election pursuant to this Appendix A or as soon as practicable following the time otherwise prescribed by this Appendix A for distribution of such Participant's Account.

     B. Upon termination of employment of a participant by reason of death, the full value of such Participant's Accounts shall be distributed to the Participant's Beneficiary as soon as practicable after the Valuation Date coincident with or next following the date of death and in all events before the 60th day after the close of the Plan Year in which the death occurred. The form of benefit payable to such Beneficiary shall be a cash lump sum payment.

II.  Form of Benefit Distributions for Annuity Benefit Amounts
Attributable to the Amounts Transferred from the 401(k) Savings and Thrift Plan of Trifari, Krussman & Fishel, Inc.

     A. Presumptive Form of Benefit Applicable to Part I, A of this Appendix A:

          The benefit payable to a Participant who has elected an annuity under Part I, A of this Appendix A shall be paid in the form of a Qualified Joint and Survivor Annuity (as defined in Part II, C of this Appendix A). The preceding sentence shall not apply to a Participant who has declined the Qualified Joint and Survivor Annuity (pursuant to Part II, B of this Appendix A) in which case benefits hall be paid as provided in Part II, D of this Appendix A.

     B. Procedure for declining the Qualified Joint and Survivor Annuity:

          If a Participant wishes to decline the Qualified Joint and Survivor Annuity, he or she shall file with the Committee a written election to decline the Qualified Joint and Survivor Annuity and to accept in lieu thereof the form of benefit described in Part II, D of this Appendix A. Such election:

          (a) shall be in a form and substance satisfactory to the Committee;

          (b) shall be accompanied by a valid spousal consent, which shall be notarized, if the Participant is married as of his or her Benefit Commencement
               Date;

          (c)  shall be irrevocable upon the Benefit Commencement
               Date; and

          (d)  shall be made prior to the Participant's Benefit
               Commencement Date and, if the Participant is married, shall be consented to by the Participant's Spouse during the 90-day period ending on such Benefit Commencement Date.

     C.   Qualified Joint and Survivor Annuity Defined:

          A Qualified Joint and Survivor Annuity shall have the following meaning:


          (a) In the case of a Participant who is not married at his or her Benefit Commencement Date, a straight life annuity for the life of the Participant, and with no benefits payable for any month after the month in which the Participant's death occurs; and

          (b) In the case of a Participant who is married at his or her Benefit Commencement Date, a benefit payable for the life of the Participant, with payments continuing after the death of the Participant for the life of the person who was the Participant's spouse as of his or her Benefit Commencement Date if such spouse survives the Participant, with the surviving spouse's periodic benefit being fifty percent of the benefit payable with the same periodic frequency to the Participant during the Participant's lifetime.

     D.   Alternate Forms of Benefits:

          Each Participant electing to decline the Qualified Joint and Survivor form of benefit, pursuant to Part II, B of this Appendix A, shall be entitled to receive his or her Annuity Benefit Amount under the options described in Section 10.09 and Part I, A of this Appendix A.

     E.   Establishment of Benefit Commencement Date:

          The Benefit Commencement Date means the first day of the first period for which an amount is paid to a Participant as an annuity (or in any other form).

     F.   Explanation of Benefit Payable:

          At the time the Participant becomes subject to this Appendix A, the Committee shall furnish, or cause to be furnished, to each Participant at the times specified below, an explanation of the benefit payable under this Appendix A or Section 10.09 of the Plan in the event of his or her death before his or her Benefit Commencement Date. Such explanation shall include (i) a description of the terms and conditions of such benefit, (ii) the Participant's right to make, and the effect of, an election under the Plan, (iii) the right of the Participant's spouse to consent or not to consent to such election, and (iv) the right of the Participant to make, and the effect of, a revocation of a previous election.

                           APPENDIX B


           Form of Benefit Distributions Applicable to
           Palm Beach Retirement Contributions Account


I.     Presumptive Form of Benefit Applicable to the Palm Beach
       Retirement Contributions Account:

       The benefit payable to a participant with respect to amounts in the Palm Beach Retirement Contributions Account shall be paid in the form of a Qualified Joint and Survivor Annuity (as defined in Part III of this Appendix
       B).  The preceding sentence shall not apply to

       A. a Participant who has declined the Qualified Joint and Survivor Annuity (pursuant to Part II of this
            Appendix B), in which case benefits shall be paid as provided in Part IV of this Appendix B, or

       B. a Participant who has elected an annuity and dies before his or her Benefit Commencement Date, in which case the benefit shall be paid as provided in Part VI of this Appendix B.

II.    Procedure for Declining the Qualified Joint and Survivor
       Annuity:

       If a Participant wishes to decline the Qualified Joint and Survivor Annuity, he or she shall file with the Committee a written election to decline the Qualified Joint and Survivor Annuity and to accept in lieu thereof the form of benefit described in Part IV of this Appendix B. Such election:

       A. shall be in a form and substance satisfactory to the Committee;

       B. shall be accompanied by a valid spousal consent, which shall be notarized, if the Participant is married as of his or her Benefit Commencement Date;

       C.   shall be irrevocable upon the Benefit Commencement
            Date; and

       D. shall be made prior to the Participant's Benefit Commencement Date and, if the Participant is married, shall be consented to by the Participant's Spouse during the 90-day period ending on such Benefit Commencement Date.

III.   Qualified Joint and Survivor Annuity Defined:

       A Qualified Joint and Survivor Annuity shall have the following meaning:

       A. In the case of a Participant who is not married at his or her Benefit Commencement date, a straight life annuity for the life of the Participant, and with no benefits payable for any month after the month in which the Participant's death occurs; and

       B. In the case of a Participant who is married at his or her Benefit Commencement Date, a benefit payable for the life of the Participant, with payments continuing after the death of the Participant for the life of the person who was the Participant's spouse as of his or her Benefit Commencement Date if such spouse survives the Participant, with the surviving spouse's periodic benefit being fifty percent (50%) of the benefit payable with the same periodic frequency to the Participant during the Participant's lifetime.

IV.    Alternate Forms of Benefits:

       Each Participant electing to decline the Qualified Joint and Survivor form of benefit, pursuant to Part II of this Appendix B, shall be entitled to receive his or her Annuity Benefit Amount under the options described in this Appendix B or Article X.

V.     Establishment of Benefit Commencement Date:

       The Benefit Commencement Date means the first day of the first period for which an amount is paid to a Participant as an annuity (or in any other form).

VI.    Married Participant's Death Before Benefit Commencement
       Date:

       If a married Participant has not made the election described in Part VII of this Appendix B, and such Participant dies before his Benefit Commencement Date (whether or not he or she has ceased to be an Employee), a Qualified Preretirement Survivor Annuity (as defined herein) shall be paid to his or her surviving spouse. If such a Participant has made the election described in Part VII of this Appendix B, the benefit shall be paid as provided in Part VIII of this Appendix B.

       A Qualified Preretirement Survivor Annuity shall mean a lifetime benefit, payable to the person who was the spouse of the Participant at the time of the Participant's death, where such annuity is payable for the life of such surviving spouse and is in an amount determined by application to the purchase thereof of the entire Annuity Benefit Amount standing to the credit of the Participant under the Plan at the time of his death. The Qualified Preretirement Survivor Annuity shall commence within a reasonable time after the death of the Participant.

VII.   Election Procedures:

       A. The election period shall begin on the date the Participant becomes subject to this Appendix B, and shall end on the date of the Participant's death. However, if a Participant makes an election under this Part VII before the last day of the Plan Year in which his or her thirty-fourth (34th) birthday occurs and the Participant is still an Employee on the last day of the Plan Year in which his or her thirty-fourth (34th) birthday occurs, such election automatically shall be revoked on the last day of the Plan Year in which his or her thirty-fourth (34th) birthday occurs, and the Participant must make a new election under this Part VII on or after the first day of the Plan Year in which his or her thirty-fifth
            (35th) birthday occurs in order to reject the benefit otherwise payable under Part VI of this Appendix B in the event he dies before his or her Benefit Commencement Date and is survived by a spouse.

       B. A previous election under this Part VII may be revoked by a Participant (without the consent of his spouse or any other person) at any time before the Participant's death.

       C. The Committee shall furnish, or cause to be furnished, to each Participant at the times specified below, an explanation of the benefit payable under
            Part VI of this Appendix B or Article X of the Plan in the event of his or her death before his or her Benefit Commencement Date. Such explanation shall include (i) a description of the terms and conditions of such benefit, (ii) the Participant's right to make, and the effect of, an election under this Part VII, (iii) the right of the Participant's spouse to consent or not to consent to such election, and (iv) the right of the Participant to make, and the effect of, a revocation of a previous election.

       D. Such explanation shall be furnished at the time the Participant becomes subject to this Appendix B.

            In the case of a Participant who terminates employment before attaining age 35, the explanation shall be furnished during the period beginning one year before his termination of employment and ending one year after such termination of employment. In the event such Participant returns to employment with the Company or an Affiliate, the preceding paragraph of this Paragraph D shall apply.

       E. An election under this Part VII is an election by the Participant that (i) designates the beneficiary (which may include the spouse) who is to receive any payments that are to be made after the death of the Participant under Part VI of this Appendix B or
            Article X of the Plan (which designation cannot be changed without consent of his or her spouse in the manner prescribed in Part II of this Appendix B, unless the change is to name the Spouse as beneficiary), (ii) is in writing on a form prescribed by the Committee for such purpose, (iii) is filed with the Committee within a period to be determined by the Committee, and (iv) contains the spouse's consent.

VIII.  Alternative Form of Death Benefit for Beneficiary:

       If a Participant makes the election described in Part VII of his Appendix B, and dies before his or her Benefit Commencement Date, the beneficiary of such Participant shall receive a benefit payable in the form of a lump sum.

       Notwithstanding the provisions of the foregoing paragraph, a married Participant may, pursuant to the election described in Part II of this Appendix B, elect to receive payment of the Palm Beach Retirement Contributions Account in accordance with one of the forms of distribution provided for in Section 10.09.

                           APPENDIX C

                     Tax Deductible Accounts

Notwithstanding the prior provisions of the Plan, the provisions of this Appendix C shall apply to Participants who were participants in the Pre-Amendment Plan on the date immediately preceding the Amendment Date with Tax Deductible Accounts.

1. Definition. "Tax Deductible Account" shall mean an account, permitted under the provisions of the Economic Recovery Tax Act of 1981, under which contributions to such account were deducted from an individual's gross income for federal tax purposes for the year in which made.

2.     Contributions by Participants.  Contributions by
       Participants to a Tax Deductible Account were no longer permitted as of January 1, 1986.

3.     Fund Elections.  Contributions to a Participant's Tax
       Deductible Account were invested in either the TDA Fixed
       Income Fund or the Equity Fund.

4. Withdrawals. A Participant for at least two years may elect to withdraw funds from his or her Tax Deductible Account by filing the appropriate form with the Committee. Such election must be filed with the Committee, or its delegate, prior to the effective Date of the withdrawal. The dollar amount of the withdrawal shall be based on the value of the Tax Deductible Account as of the Valuation Date coincident with the filing of the application. Provisions for withdrawals are as follows:

       (a) A Participant may elect to withdraw funds in an amount equal to the value of from 1% to 100% (in 1% increments) of his or her Tax Deductible Account;

       (b) Any withdrawal made by a Participant who has elected to have contributions invested in more than one Fund shall be made in equal proportions from each Fund;
            and

       (c) An interest penalty may be imposed under the terms of an annuity contract used to hold assets under the TDA Fixed Income Fund, subject to the terms and conditions of the group annuity contract used as a funding vehicle. Such a penalty, if any, shall apply only in the event of an In-Service Withdrawal, and shall not apply to interfund transfers nor to distributions upon a separation from service for any reason.

5.     Distribution of Tax Deductible Accounts.  Upon a
       Participant's separation from service or death, the Tax
       Deductible Account shall be distributed in the following manner:

       (a) Distribution upon death. The entire account balance shall be distributed to the Participant's Beneficiary in cash in a single sum, as soon as reasonably possible following the Participant's death.

       (b) Distribution upon separation from service for reasons other than death, Permanent Disability or retirement. The Participant's account balance shall be distributed in cash in a single sum, as soon as reasonably possible following the severance form service date. Notwithstanding the above, at the Participant's written direction, the entire account balance may be transferred directly to another plan qualified under Section 401(a) of the Code (provided such plan provides for transfer of deductible employee contribution accounts), or to an individual retirement account, in the Participant's name.

       (c) Distribution upon Retirement or Permanent Disability. The Participant may elect a single sum payment in cash, to be paid as soon as reasonably possible following the severance form service date, or to have the value of the Tax Deductible Account distributed in one or more equal annual installments, not to exceed ten. The first such installment shall be made as of the first of any month specified by the Participant, but in no event after the April 1 following the calendar year in which the latter of the following occurs: (i) the Participant's attainment of age 70 or (ii) the Participant's severance from service date.

6. Limits on Contributions to a Tax Deductible Account. In no event could the total contributions to a Participant's Tax Deductible Account for any specific calendar year exceed the lesser of $2,000 or 100% of the Participant's earned income during that calendar year.